                                                                    EXHIBIT 4.12

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT
                                    MULTIBANK
                              ABR/EURODOLLAR OPTION




                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

         This Agreement, dated as of July 26, 2002, is among CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1, a Delaware business trust, ENERGY RESOURCE TECHNOLOGY, INC., a Delaware corporation, CAL DIVE INTERNATIONAL, INC., a Minnesota corporation, WILMINGTON TRUST COMPANY, a Delaware banking corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                    RECITALS

         WHEREAS, the Borrower, the Beneficiary (as lessee and construction agent), the Parent Guarantor, the Agent (all such terms as defined below) and other parties entered into that certain Participation Agreement dated as of November 8, 2001 (the "Lease Participation Agreement") relating to the lease financing of a 20% undivided interest in the Platform (as defined below), and certain "Operative Documents described therein;

         WHEREAS, contemporaneously herewith, the Beneficiary will purchase the beneficial interest in the Borrower (such beneficial interest being evidenced by a certificate issued pursuant to the Trust Agreement (the "Certificate")) from the current holder thereof, Banc One Leasing Services Corporation ("BOLSC"), for the aggregate outstanding amount thereof (i.e., $2,391,497.29) (the "Certificate Purchase Price") and become the sole owner and beneficiary of the Borrower;

         WHEREAS, in connection with such purchase, the parties hereto will amend and restate the Original Loan Agreement (hereinafter defined) with this Credit Agreement, and as a result thereof, the Notes issued pursuant to the Original Loan Agreement will be amended and restated by the Note or Notes issued pursuant to this Credit Agreement;

         WHEREAS, contemporaneously herewith, in order to effect such amendments and restatements, the parties hereto and the parties to the Lease Participation Agreement will enter into various other documents to amend, restate or terminate the transactions contemplated by the Lease Participation Agreement, including (without limitation) (i) an absolute assignment by the Beneficiary of all of its right, title and interest in and to any construction documents relating to

Construction of the Platform, and (ii) amendments to various security documents currently securing the Original Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement:

         "Abandonment Costs" is defined in Section 6.21.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided, however, that in no case shall Wilmington Trust Company be deemed to be an Affiliate of any of the Borrower, the Trustee or any Certificate holder, nor shall any of the Borrower, the Trustee or any Certificate holder be deemed to be an Affiliate of Wilmington Trust Company. Notwithstanding the foregoing, in the event that the Beneficiary shall have an investment in a Property which investment is through a joint venture or other entity which would constitute an Affiliate by virtue of the foregoing, if the operator of such Property shall be another investor in such Property which other investor is not otherwise an Affiliate of the Beneficiary, the existence of such investment by the Beneficiary shall not cause the joint venture or other entity to constitute an "Affiliate" of the Beneficiary for purposes of this Agreement.

         "After-Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value (using as a discount rate the then current interest rate under the Loan Agreement) of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agency Fee" means that certain quarterly fee set forth in the term sheet attached to the Fee Letter.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alterations" means any alterations, renovations, improvements and additions to the Platform or any part thereof and substitutions and replacements therefor, all to the extent not included in the Construction with respect to the Platform.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Law" at any time means all then existing applicable laws (including Environmental Laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property or any part thereof) and any restrictive covenant or deed restriction or easement of record encumbering the Property or any part thereof.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Appraisal" shall mean a report, in form and substance satisfactory to the Lenders and the Agent (including appraisal methods satisfactory to the Agent and the Lenders), in good faith, of the Appraiser opining, among other things, with respect to the Platform and the Property:

         (i) as of the Completion Date, the Property or the Platform, as the context shall require, will have a Fair Market Sales Value equal to the cost therefor paid by the Borrower,

         (ii) at any point on or prior to the Facility Termination Date, the Fair Market Sales Value of the Platform will be not less than the Construction Cost, and

         (iii) as of the Funding Period Termination Date and the Facility Termination Date, the Fair Market Sales Value of the Platform as built will be not less than the Construction Cost as of such date and the Fair Market Sales Value of the Property will be not less than the Construction Cost of the Property as of such date.

         Such Appraisal shall also confirm that the Construction Cost, assuming construction of the Platform in accordance with the Plans and Specifications and the Joint Operating Agreement, will be at least equal to the Fair Market Sales Value of the Platform upon the Funding Period Termination Date (the "Projected Completion Value"). Each Appraisal will be prepared in accordance with all Applicable Laws, as determined by the judgment of the Agent.

         "Appraiser" means an appraiser or appraisal firm selected by the Agent.

         "Approved Budget" means the Budget, dated November 8, 2001, when approved by the Beneficiary and the Agent for implementation.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment of Leases and Rents" means the Amended and Restated Assignment of Leases and Rents dated as of the date hereof from the Borrower to the Agent.

         "Authorized Officer" means, with respect to each Obligor, the respective Persons set forth on Schedule 10, each, acting singly.

         "Balance Sheet Leverage Ratio" means, as of the last day of any fiscal quarter of the Parent Guarantor, the ratio of (a) Consolidated Indebtedness to
(b) Consolidated Capitalization.

For purposes of this definition, the liabilities described in Section 1(l) of
Schedule 6 shall be excluded.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Beneficiary" means Energy Resource Technology, Inc., a Delaware corporation, a Wholly-Owned subsidiary of Parent Guarantor, its successors and assigns.

          "Beneficiary Guaranty" means that certain Amended and Restated Guaranty dated as of the date hereof, executed by the Beneficiary in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "BOLSC" is defined in the Recitals.

         "Borrower" means CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1, a Delaware business trust, the sole beneficiary of which is Energy Resource Technology, Inc., a Delaware corporation, and the successors and assigns of such business trust.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Cal Dive Deepwater Interest" shall initially mean 50%, but if the Parent Guarantor shall sell or transfer any portion of its interest in Deepwater, from and after the date of such transfer, the Cal Dive Deepwater Interest shall be reduced to be the remaining percentage interest in Deepwater held by the Parent Guarantor.

         "Cal Dive Property" is defined in Schedule 6 hereto.

         "Canyon" means Canyon Offshore, Inc., a Texas corporation.

         "Canyon Debt" means (x) the indebtedness or obligations of Canyon, not to exceed $8,000,000 which the Parent Guarantor assumed pursuant to and in accordance with the consummation of the acquisition of the stock of Canyon by the Parent Guarantor, and (y) the earn-out obligation of the Parent Guarantor in favor of certain prior shareholders of Canyon based upon an existing contractual formula with is based upon Canyon's "earnings before interest, taxes, depreciation and amortization" with a multiple of seven, in the minimum aggregate amount of $7,500,000 (subject to reduction in certain specified circumstances), payable in 2003, 2004 and 2005, based upon the audited financial statements for Canyon for the calendar years 2002, 2003 and 2004 and shown on such financial statements as "redeemable stock."

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Cash Flow Leverage Ratio" means, on any day, the ratio of (a) the total Consolidated Indebtedness to (b) EBITDA for the period of four consecutive fiscal quarters of the Parent Guarantor ending on the last day of the most recent fiscal quarter of the Parent Guarantor. For purposes of this definition, the liabilities described in Section 1(l) of Schedule 6 shall be excluded.

         "Casualty" means any damage or destruction of all or any portion of the Platform as a result of a fire or other casualty.

         "Certificate" is defined in the Recitals.

         "Certificate Holder" means the holder of a Certificate (as defined in the Trust Agreement), or their successors or permitted assigns expressly permitted under the Loan Documents.

         "Certificate Purchase Price" is defined in the Recitals.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Parent Guarantor; or (ii) Parent Guarantor shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of the Beneficiary on a fully diluted basis; or (iii) Beneficiary shall cease to own, free and clear of all Liens or other encumbrances, 100% of the beneficial interest in Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means the Property and rights subject to the Collateral Documents.

         "Collateral Documents" means, collectively, the Lender Mortgages, the Assignment of Leases and Rents, the Construction Documents, the Construction Documents Assignment and the UCC financing statements (as each of such terms are defined in Schedule 8), each as amended as of the date hereof and as may be further amended, modified or supplemented.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Completion" of the Platform means such time as all of the following conditions are satisfied with respect to the Platform:

         (1) the Construction relating to the Platform shall have been substantially completed in accordance with the Plans and Specifications and all Applicable Law;

         (2) the Platform shall be ready for occupancy and operation for its intended purpose in accordance with the Plans and Specifications, as evidenced by the issuance of the applicable approved "Structural Permit" and a Facilities Permit" by the Minerals Management Service for the Platform contemplated by the Plans and Specifications; and

         (3) the Agent shall have received a Completion Certificate from the Beneficiary.

         "Completion Appraisal" is defined in Section 6.19.2 hereof.

         "Completion Certificate" means a completion certificate from the Beneficiary substantially in the form of Exhibit F hereto.

         "Completion Date" means the date on which Completion of the Platform has occurred.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Platform or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Consolidated Capitalization" means the sum of Consolidated Indebtedness plus consolidated stockholders' equity of the Parent Guarantor and its Consolidated Subsidiaries.

         "Consolidated Indebtedness" means at any time the Indebtedness and obligations under any Guaranty of the Parent Guarantor and its Consolidated Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Subsidiaries" means, with respect to the Parent Guarantor on any date, all Subsidiaries, including the Beneficiary, and other entities whose accounts are consolidated with the accounts of the Parent Guarantor as of such date in accordance with the Agreement Accounting Principles.

         "Construction" means the construction and installation of the Platform as contemplated by the Plans and Specifications and the Joint Operating Agreement.

         "Construction Consultant" means ABS Group, Inc. or such other Construction Consultant as may be appointed from time to time by the Agent.

         "Construction Consultant's Report" means, with respect to each Borrowing Date, the report of the Construction Consultant required to be delivered in connection therewith.

         "Construction Costs" means the sum of (a) 100% of the Advances in respect of interest, fees and transaction expenses under the Loan Documents, plus (b) 20% of all other amounts set forth in the Approved Budget (including in respect of payments under the Construction Documents) in order to achieve Completion of the Platform.

         "Construction Documents" means such agreements with agents, architects, engineers, consultants and contractors as the Beneficiary (or Kerr-McGee, on its behalf) has entered into for the Construction of the Platform.

         "Construction Documents Assignment" means the Construction Documents Assignment dated as of the date hereof, made by the Borrower to the Agent.

         "Construction Milestones" means those matters set forth on Schedule 11.

         "Construction Person" means (v) each Obligor, (w) the Operator, (x) any contractor, subcontractor or person performing services or providing materials, property or equipment with respect to the Construction of the Improvements, (y) any other third party for which the any Obligor or Operator as agent of the Beneficiary has control or supervisory authority (by contract or otherwise) or
(z) any Affiliate of any Obligor.

         "Construction Site" means one or more sites at which the Platform or the Equipment which comprises or is to be included as part of the Platform is manufactured, fabricated, assembled, stored or tested including, without limitation (i) the site of CSO Aker Maritime, Inc. at the Aker Mantyluoto shipyard in Pori, Finland, (ii) the assembly site of Gulf Island, L.L.C., in Houma, Louisiana, (iii) the site of Mustang Engineering, Inc., in Houston, Texas, (iv) the site of Heerema Marine Contractors Nederland B.V. in Ingleside, Texas, (v) the site of Gulf Marine Fabricators in Corpus Christi, Texas, (vi) the site of Allison Marine in Fourchon, Louisiana and (vii) the location in Texas or Louisiana, as the case may be from which the Platform (or part thereof) will be towed to the Site.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent Guarantor or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Deepwater" means Deepwater Gateway L.L.C., a Delaware limited liability company currently owned 50% by El Paso Energy Partners, L.P. and 50% by the Parent Guarantor, which will develop and operate the Marco Polo Project.

         "Deepwater Clawback Obligations" is defined in Section 1(m) of
Schedule 6.

         "Default" means an event described in Article VII.

         "EBIT" means, for any period, on a consolidated basis for the Parent Guarantor and its Consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of: (i) Consolidated Net Income, plus (ii) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) extraordinary or non-recurring non-cash losses to the extent deducted in computing Net Income, minus (v) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income. EBIT shall not include for the Deepwater Clawback Obligations.

         "EBITDA" means, for any period, on a consolidated basis, for the Parent Guarantor and its Consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of: (i) Net Income, plus (ii) charges against income for foreign, federal, state, and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) depreciation expense, to the extent deducted in computing Net Income, plus (v) amortization expense, including without limitation amortization of goodwill, other intangible assets and transaction expenses, to the extent deducted in computing Net Income, plus (vi) extraordinary or non-recurring non-cash losses to the extent deducted in computing Net Income, minus (vii) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income. EBITDA shall not include the Deepwater Clawback Obligations.

         "Engineering Consultant" means Zentech Incorporated or such other Engineering Consultant as shall be appointed from time to time by the Agent.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equipment" means equipment and apparatus, of every kind and nature whatsoever purchased, leased or otherwise acquired by the Borrower using (in part) the proceeds of the Loans.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its net income (or apportioned or allocated net income) and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Event of Loss" with respect to the Platform, means any of the following events: (i) destruction, damage beyond reasonable repair by the Facility Termination Date or rendering of the Platform permanently unfit for the Beneficiary's normal use for any reason whatsoever; or (ii) the condemnation, confiscation or seizure of the whole or any significant part of the Platform, or requisition of title to, or use of, any significant part of the Platform rendering the Platform permanently unfit for the Beneficiary's normal use; or
(iii) the Platform is permanently abandoned by the Beneficiary or the Borrower.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility Termination Date" means November 8, 2006.

         "Fair Market Sales Value" for the Property or the Platform means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property or the Platform, as the case may be.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" means collectively (i) that certain letter dated June 12, 2002 from Bank One, NA to, and accepted by, the Parent Guarantor regarding the transactions contemplated hereby, together with the term sheet attached thereto, and (ii) that certain letter dated as of the date hereof from Bank One, NA to, and accepted by, the Parent Guarantor regarding the annual administration fee.

         "Financial Contract" means, for any Person, (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

         "Fixed Charge Coverage Ratio" means, with reference to the periods referred to below, on a consolidated basis for the Parent Guarantor and its Consolidated Subsidiaries, the ratio of Income from Operations to Interest Expense and scheduled payments of principal, for the three-month period ending March 31, 2002, the six-month period ending June 30, 2002, the nine-month period ending September 30, 2002, and thereafter on a rolling four-quarter basis, calculated as of the last day of each such quarter; provided, however that for the three-month period ending March 31, 2002 up to $3,000,000 of capitalized interest for the MARAD Debt shall not be included in calculating Interest Expense. For purposes of this definition, the interest expense on the liabilities described in Section 1(l) of Schedule 6 shall be excluded.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FMV Shortfall" is defined in Section 6.19.2 hereof.

         "Force Majeure Event" means, with respect to the Construction relating to the Platform, any event (the existence of which, in the case of any event other than adverse weather conditions, was not known by any Obligor or any other Construction Person prior to the applicable date of determination) beyond the control of each Obligor and any other Construction Person, including, but not limited to, strikes, lockouts, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the act or failure to act of, or the financial condition or failure to pay by, any Obligor or any other Construction Person, or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funded Indebtedness" means the sum of the following items of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis: (i) long term debt evidenced by contracts or instruments plus (ii) capitalized lease obligations.

          "Funding Period Termination Balance" means the aggregate principal amount of Advances outstanding on the Funding Period Termination Date after giving effect to any Advances made or repaid on such date.

         "Funding Period Termination Date" means the earlier of (x) February 8, 2004 and (y) the Completion Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranties" means the Beneficiary Guarantor and the Parent Guarantor.

         "Guaranty" by any Person means any direct or indirect undertaking to assume, guaranty, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any other Person, excluding endorsements for collection or deposit in the ordinary course of business, including (without limitation) in the case of the Parent Guarantor, the Guaranties, and in the case of the Beneficiary, the Beneficiary Guaranty; provided, however, that the term "Guaranty" shall not include any Obligor's general obligation for Abandonment Costs satisfying the requirements of Section 6.21 (but notwithstanding the foregoing proviso, in the event that any Abandonment Costs are secured by a letter of credit, the obligations of the Obligors under or with respect to such letter of credit shall not be so excluded).

         "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, crude oil or any fraction thereof, explosives, radioactive materials, asbestos, asbestos containing materials, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Income From Operations" with respect to any fiscal period, means the EBITDA of the Parent Guarantor, less accrued Taxes for such period (excluding deferred taxes, which shall be deducted from Income From Operations for the quarter in which they are due and payable).

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (viii) Off-Balance Sheet Liabilities, (ix) obligations of such Person in respect of letters of credit, bank guarantees or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable, (x) Net Mark-to-Market Exposure of Financial Contracts, (xi) the incurrence of withdrawal liability under Title IV of ERISA by such person or a "commonly controlled entity" with respect to a Multiemployer Plan, (xii) Contingent Obligations in respect of the Indebtedness of another Person referred to in clauses (i) through (xi) of this definition, and (xiii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person; provided, however, that the term "Indebtedness" shall not include any Obligor's general obligation for Abandonment Costs satisfying the requirements of Section 6.21, but notwithstanding the foregoing proviso, in the event that any Abandonment Costs are secured by a letter of credit, bond or other obligation (other than any bond required by MMS), the obligations of the Obligors under or with respect to such letter of credit shall not be so excluded.

         "Indemnified Person" means Trustee, Wilmington Trust Company, each Lender, the Agent, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

         "Insurance Consultant" means Marsh USA, Inc.

         "Insurance Consultant's Report" means the report prepared by the Insurance Consultant and delivered in connection with the Lease Participation Agreement.

         "Insurance Requirements" means all terms and conditions of any insurance policy either required by this Agreement to be maintained.

         "Interest Coverage Ratio" means, on any day, the ratio of (a) EBIT to
(b) Interest Expense for the period of four consecutive fiscal quarters of the Parent Guarantor ending on the last day of the most recent fiscal quarter of the Parent Guarantor. For purposes of this definition, the interest expense on the liabilities described in Section 1(l) of Schedule 6 shall be excluded.

         "Interest Expense" means, on a consolidated basis, for the Parent Guarantor and its Consolidated Subsidiaries, for any fiscal period, the amount equal to (a) interest charges paid or accrued during such fiscal period (including imputed interest on Capitalized Lease Obligations, but excluding amortization of debt discount and expense) on the Indebtedness, (b) the net amount payable under any interest rate swap, collar or hedging agreement, (c) the interest component of Off-Balance Sheet Liabilities, (d) commitment, facility, usage and similar fees payable in connection with any Indebtedness, and (e) letter of credit fees for Letters of Credit or any other financial letter of credit, all determined in accordance with Agreement Accounting Principles, but excluding interest income received during such fiscal period. Interest Expense shall also exclude non-cash accretion relating to Abandonment Costs, provided, that, in the event that any Abandonment Costs are secured by a letter of credit, the letter of credit fees relating thereto shall not be so excluded).

         "Interest Period" means, with respect to a Eurodollar Advance, (i) prior to the Funding Period Termination Date a period of one month commencing on a Business Day selected by the Beneficiary pursuant to this Agreement and (ii) thereafter, a period of one, two, three or six months commencing on a Business Day selected by the Beneficiary pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Joint Operating Agreement" means that certain Gunnison Prospect Joint Operating Agreement dated effective February 1, 2000, among Kerr-McGee Oil & Gas Corporation, Cal Dive International, Inc., Energy Resource Technology, Inc. and CXY Energy Offshore Inc., (n/k/a Nexen Petroleum Offshore U.S.A. Inc.) as amended by the First Amendment, the Second

Amendment and as the same may thereafter be amended, modified, supplemented and/or restated in accordance with the terms and conditions of the Loan Documents.

         "Kerr-McGee" means Kerr-McGee Oil & Gas Corporation, a Delaware corporation, its successors and assigns.

         "Lender Mortgage means each mortgage, deed of trust or similar lien instrument executed by the Borrower, in favor of the Agent for the benefit of the Lenders.

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13, the Collateral Documents, the Beneficiary Guaranty and the Parent Guaranty.

         "MARAD Debt" means the United States Government Guaranteed Export Ship Financing Obligations, not in excess of $159,000,000, guaranteed by MARAD under Title XI of Merchant Marine Act of 1936, as amended, to finance the cost of construction of the Q4000.

         "Marco Polo Project" means the MOSES class TLP with associated topside facilities, to be located in the vicinity of, and provide service to, the Marco Polo Field Reserves.

          "Material Adverse Effect" means a material adverse effect on (i) the business, Property, Platform, Undivided Interest, condition (financial or otherwise), results of operations, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Borrower, the Beneficiary or the Parent Guarantor to perform its respective obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Construction Contracts" means the Aker Contract, the Gulf Island Contract, the Heerema Contract, the Mustang Contract and any other Construction Document calling for payments of $5,000,000 or more during the term.

         "Material Indebtedness" means Indebtedness evidenced by the Revolving Credit Agreement, the MARAD Debt, or any other Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "Material Indebtedness Agreement" means the Revolving Credit Agreement, any other agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Income" means, with reference to any period, the net income (or loss) of the Parent Guarantor and its Consolidated Subsidiaries calculated on a consolidated basis for such period.

         "Net Mark-to-Market Exposure" means, for any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Financial Contracts. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Financial Contract as of the date of determination (assuming the Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Financial Contract as of the date of determination (assuming such Financial Contract were to be terminated as of that date).

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" is defined in Section 2.13.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Obligors" means the Borrower, the Beneficiary and the Guarantor.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operator" shall mean the Person designated as such pursuant to the Joint Operating Agreement, initially Kerr-McGee Oil & Gas Corporation.

         "Organic Document" means, relative to any Person, its certificate of incorporation, certificate of trust, certificate or articles of association or any other similar document, as applicable, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Original Loan Agreement" means that certain Loan Agreement dated as of November 8, 2001 among the Borrower, Bank One, NA, as Tranche A Lender and Tranche B Lender, and Bank One, NA, as Agent for the Lenders.

         "Other Taxes" is defined in Section 3.5(ii).

         "Parent Guarantor" means Cal Dive International, Inc., a Minnesota corporation, its successors and assigns.

         "Parent Guaranty" means that certain Amended and Restated Guaranty (Parent) dated as of July 26, 2002 executed by the Parent Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Participants" is defined in Section 12.2.1.

         "Parts" means all appliances, parts, instruments, appurtenances, accessories and other equipment of whatever nature, which are incorporated or installed in or attached to and become a part of the Platform as originally constituted.

         "Payment Date" means (a) any Scheduled Payment Date and (b) any date on which any Loan or portion thereof is prepaid.

         "Payment Default" means an Unmatured Default under any of Sections 7.2, 7.5, 7.6, 7.7, 7.9, 7.10, 7.12, 7.13 or 7.16.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage Undivided Interest" mans 50% in the case of Kerr-McGee, 20% in the case of Borrower, and 30% in the case of Nexen Petroleum Offshore U.S.A., Inc.

         "Permitted Contest" means, with respect to a Person, a good faith contest of (i) the legality or validity of any of the taxes, assessments, levies, fees or other governmental charges, or other claims, Liens or Taxes, Excluded Taxes or Other Taxes which, under the terms of this

Agreement or the other Loan Documents are required to be paid or discharged by such Person but for such contest, or (ii) the legality, validity or necessity for compliance with any Applicable Law; which contest shall be diligently pursued (including, without limitation, with respect to the posting of bonds or security) in a manner which each [Indemnified Person] (or beneficiary of such obligation to remove Liens or to comply with such Applicable Law), as the case may be, reasonably determines will during the pendency of such contest prevent the imposition of any civil or criminal penalty on, material risk of foreclosure, forfeiture or sale of, or adverse effect on, the Property or rights or interests of, such Indemnified Person or other Person.

         "Permitted Project Liens" means, for the Platform and the Project, any of the following:

                  (i) the respective rights and interests of the parties to the Loan Documents as provided in the Loan Documents (including without limitation, the Lender Mortgage);

                  (ii) the rights of any lessee under a lease consented to by the Agent, as each such lease may be amended, modified, waived, supplemented, restated, replaced, renewed, extended or terminated from time to time;

                  (iii) Liens for Taxes that either are not yet delinquent or are the subject of a Permitted Contest;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the Construction of the Platform or any Improvements thereon, including royalties on offshore properties, or in connection with any Alterations or arising in the ordinary course of business for amounts which either are not more than 60 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in the definition of Permitted Contest;

                  (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Agent have been made), which bonding (or other arrangements) shall comply with applicable Applicable Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in the definition of Permitted Contest;

                  (vii) easements, rights of way and other encumbrances on title to real property existing with respect to the Property, subject in the case of the Project, to the approval of the Agent;

                  (viii)   Trustee Liens; and

                  (ix)     Liens created with the consent of the Agent.

         "Permitted Transaction Indebtedness" means purchase money Indebtedness to finance an acquisition of a particular vessel or other assets or the stock of a company by the Parent Guarantor or any of its Subsidiaries, as long as the following conditions are satisfied:

                  (i) The amount of such financing shall not exceed $10,000,000 individually;

                  (ii) The aggregate of all such financings outstanding at any time and from time to time, together with all Capitalized Lease Obligations and other Indebtedness (excluding for this purpose, only the Revolving Credit Agreement and the Notes) of the Parent Guarantor and its Subsidiaries shall not exceed $25,000,000; and

                  (iii) Immediately prior to and after giving effect to the applicable financing and any Liens granted to secure such financing no Default or Unmatured Default shall have occurred and be continuing, and specifically, without limitation, the covenants set forth in the other provisions of Schedule 6 shall be satisfied.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plans and Specifications" means, for the Platform, the preliminary plans and specifications for the Construction of the Platform as more particularly described in Schedule 9 hereto applicable to the Platform, as the same may be modified, amended or supplemented in accordance with the Loan Documents prior to the Completion Date.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Platform" means the Gunnison production platform to be constructed by Spars International Inc. and others pursuant to the Construction Documents as more fully described in Schedule 9 hereto.

         "Platform Amendment" is defined in Section 6.18.12.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Project" means the Borrower's Undivided Interest in the Platform.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts or warrants.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least two-thirds of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least two-thirds of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Engineer" means DeGolyer and MacNaughton.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Credit Agreement" means that certain Second and Restated Loan and Security Agreement dated as of February 22, 2002, by and among Fleet Capital Corporation ("Fleet"), Southwest Bank of Texas, N.A., Whitney National Bank, as lenders, Fleet as Agent for the lenders, the Parent Guarantor, the Beneficiary, Aquatica, Inc. and Canyon, as further amended, supplemented, modified, replaced or restated and in effect from time to time; provided, however, that no such amendment, supplement, modification, replacement or restatement which (i) modifies any financial covenants in a manner favorable to the lenders under the Revolving Credit Agreement or (ii) grants a security interest in favor of the lenders under the Revolving Credit Agreement in any of Parent Guarantor's, Beneficiary's or their respective Subsidiaries or Affiliates right, title and interest in and to any oil and gas reserves, the Platform or the Project shall be effective without the prior written consent of the Agent.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which such Person is a party providing for the leasing to the Parent Guarantor or any of its Subsidiaries of any property owned by the Parent Guarantor or any of its Subsidiaries which has been or is sold or transferred by the Parent Guarantor or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Scheduled Payment Date" means the last day of each applicable Interest Period and, in the case of any Interest Period of six months, the date occurring three months after the commencement of such Interest Period, or for any Loan or Advance bearing interest at the Alternate Base Rate, the last day of the each calendar month, unless such day is not a Business Day, in which case the applicable Scheduled Payment Date shall be the next succeeding Business Day, the date of any prepayment and the Facility Termination Date.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Site" means the site on which the Platform will be located, which site is the subject of the Governmental Leases.

         "Special Events" means the occurrence of any of the following: (i) the withdrawal by the Beneficiary from the Joint Operating Agreement; (ii) any act or failure to act of any Obligor or any other Person which results in a Development Plan or Annual Operating Plan (as each of those terms is defined in the Joint Operating Agreement) to cease to be in full force and effect under the Joint Operating Agreement; (iii) the Beneficiary becoming a Non-Participating Party (as defined in the Joint Operating Agreement); or (iv) any act or failure to act of any Obligor or any other Person which results in any of the Governmental Leases ceasing to be in full force and effect or not being renewed in a timely manner.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Parent Guarantor. For purposes of this Agreement, each reference to a "Subsidiary" of the Parent Guarantor shall include Beneficiary and Borrower, and each reference to a "Subsidiary" of the Beneficiary shall include Borrower.

         "Substantial Portion" means, with respect to the Property of the Parent Guarantor and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Parent Guarantor and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales of the Parent Guarantor and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Parent Guarantor and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transaction Documents" means the Loan Documents and the other documents set forth on Schedule 8.

         "Transferee" is defined in Section 12.4.

         "Trust Agreement" means the Trust Agreement dated as of November 8, 2001 between Banc One Leasing Services Corporation, as Certificate Holder, and Wilmington Trust Company.

         "Trust Estate" is defined in Section 2.1(b) of the Trust Agreement.

         "Trustee" means Wilmington Trust Company, not in its individual capacity but solely as owner trustee of Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, and its permitted successors and assigns as owner trustee under the Trust Agreement.

         "Trustee Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Trustee, the Borrower or any Certificate Holder not resulting from or related to the transactions contemplated by the Loan Documents, (b) any act or omission of the Trustee, the Borrower or any Certificate Holder which is not required or permitted by the Loan Documents or is in violation of any of the terms of the Loan Documents, (c) any claim against the Trustee or any Certificate Holder with respect to Taxes which the Borrower is not obligated to pay or (d) any claim against the Trustee or the Borrower arising out of any transfer by the Trustee or the Borrower of all or any portion of the interest of the Trustee or the Borrower in the Project or the Loan Documents other than the transfer of title to or possession of the Project by the Borrower pursuant to and in accordance with this Agreement.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "Undivided Interest" means the Percentage Undivided Interest of the Borrower in the Platform.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Funding Period Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Funding Period Termination Date. The Commitments to lend hereunder shall expire on the Funding Period Termination Date. Principal payments made at any time, whether before or after the Funding Period Termination Date, may not be reborrowed.

         2.2. Required Payments; Termination. The Funding Period Termination Balance shall be payable in installments as follows: Eleven payments each equal to one-twentieth (1/20th) of the Funding Period Termination Balance, payable on the eighth (8th) day of each February, May, August and November, from and including the first such date occurring after the Completion Date to and including August 8, 2006; provided, however, that if any such eighth day is not a Business Day, such payment will be due on the immediately following Business Day.

Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment from the date hereof to and including the Funding Period Termination Date, payable on each Payment Date hereafter and on the Funding Period Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. Agency Fee. The Borrower will pay the Agency Fee as and when due from time to time pursuant to the Fee Letter.

         2.7. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each

Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that the final Advance may be in the amount of the unused Aggregate Commitment.

         2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Principal payments made after the Funding Period Termination Date shall be applied to the principal installments payable under Section 2.2 in the inverse order of maturity. No principal prepayments may be reborrowed hereunder.

         2.9. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, substantially in the form of Exhibit H, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.7 or Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or Section
2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

There shall be only one (1) Eurodollar Advance at any one time outstanding.


         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.14. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
                  (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.15. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.19. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.20. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III

                   YIELD PROTECTION; TAXES; GENERAL INDEMNITY

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses, unless resulting from the gross negligence or willful misconduct of the applicable indemnitee) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any

                  United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4, 3.5 and 3.7 shall survive payment of the Obligations and termination of this Agreement.

         3.7. General Indemnity.

                  3.7.1. Indemnification. The Borrower does hereby assume liability for, and does hereby agree to indemnify, defend, protect, save and keep harmless, on an After-Tax Basis, each Indemnified Person from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort, warranty claims, claims based on negligence, products liability or statutory liability or claims for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or alleged injury or threat of injury, to health, safety, the environment or natural resources), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever (all of the foregoing being referred to as "Claims") which may be imposed on, incurred by or asserted against such Indemnified Person, whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of:

                           (1) this Agreement or any other Transaction Document,
                  or any document contemplated hereby or thereby; or the execution, delivery or performance or non-performance or enforcement of any of the terms of this Agreement or any other Transaction Document by the Borrower, the Beneficiary, the Parent Guarantor, the Owner Trustee, the Agent or the Lenders or any other Person;

                           (2) the Platform, the Project or any part thereof or
                  the purchase, manufacture, design, financing, refinancing, construction, acceptance, rejection, ownership, acquisition, delivery, non-delivery, occupancy, lease, ground lease, sublease, rental, preparation, installation, modification, substitution, possession, use, non-use, operation, maintenance, condition, registration, repair, transportation, transfer of title, any action taken by any Obligor in connection therewith, abandonment, rental, importation, exportation, sale, retirement, return, storage or other disposition of the Platform, the Project or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, whether preexisting or not and any Claim for patent, trademark or copyright infringement) or the failure of the Platform to be located wholly within the Site;

                           (3) the performance of any labor or services or the
                  furnishing of any materials or other property in respect of the Platform or any part thereof by or on behalf of or with the knowledge of any Obligor or any Affiliate;

                           (4) any negligence or tortious acts on the part of
                  any Obligor or any Affiliate or any agents, contractors, sublessee, franchisees, licensees or invitees thereof;

                           (5) any alterations, changes, modifications, new
                  construction or demolition of the Platform or any part thereof;

                           (6) any violation of law; or any breach of any
                  covenant, warranty or representation in any Transaction Document or any certificate required to be delivered pursuant to any Transaction Document by any Obligor or any Affiliate;

                           (7) the offer, issue, sale, purchase or delivery of
                  any interest in the Trust Estate (including the trust certificates) or the Trust Agreement or any similar interest or in any way resulting from or arising out of the Trust Agreement and the Trust Estate (including Claims arising under or resulting from applicable Federal, state or foreign securities laws or common law);

                           (8) the imposition of any Lien on the Platform or the
                  Project (other than Permitted Project Liens or Trustee Liens) or the enforcement of any agreement, restriction or legal requirement affecting the Platform or the Project;

                           (9) a disposition of the Project;

                           (10) the transactions contemplated by the Transaction
                  Documents, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                           (11) the presence, Release or threat of Release into
                  the environment of any Hazardous Substances; the presence on, under or around the Property, wherever located, of any Hazardous Substances, or any Releases, threats of Release or discharges of any Hazardous Substances on, under, around or from any Sites, irrespective of when such presence, Release, threat of Release or discharge of Hazardous Substances occurred or originated; any activity carried on or undertaken on or off the Platform in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances (including, without limitation, from any corrective action plan and the development and implementation thereof); any residual contamination on, under, around or from the Platform and affecting any natural resources or any property of others; in any and all such circumstances irrespective of whether any of such activities were undertaken in accordance with Applicable Law, or whether claims with respect thereto are made pursuant to Environmental Law; or

                           (12) the misapplication of insurance or condemnation
                  proceeds by any Obligor or any other Person.

                  3.7.2. Survival. Unless otherwise expressly provided in the Loan Documents, the obligations, agreements, rights and liabilities of the Obligors, the Trustee and each Indemnified Person arising under this Section shall continue in full force and effect, notwithstanding the payment of the Obligations or other termination of this Agreement. Until all obligations have been met, all liabilities arising under this
         Section 3.7 shall be enforceable by the Obligors, the Trustee and each Indemnified Person and their successors, assigns and agents. The foregoing indemnification provisions shall not be limited during the Construction of the Platform.

                  3.7.3. Certain Exceptions. Notwithstanding the foregoing, the Obligors shall not assume liability for or indemnify, defend, protect, save and keep harmless pursuant to Section 3.7.1 hereof (i) any Indemnified Person for any Claim to the extent it results from the material incorrectness of, or any failure on the part of such Indemnified Person to comply with, any representation, warranty, agreement or covenant of such Indemnified Person in favor of the Beneficiary in any Transaction Document unless such failure to comply resulted in whole or in part from any default by any Obligor under any Transaction Document; provided, however, that the material incorrectness of, or the failure of any Indemnified Person to comply with, any such representation, warranty, agreement or covenant shall not affect the rights of any other Indemnified Person hereunder; (ii) any Indemnified Person for any Claim to the extent resulting from acts which would constitute the willful misconduct or gross negligence of such Indemnified Person or a related Indemnified Person; (it being agreed that for purposes of this clause (ii) the Trustee shall not be deemed a related Indemnified Person of the Certificate Holders) provided that: (A) gross negligence or willful misconduct will not be imputed to such Indemnified Person or any related Indemnified Person solely as a result of the Trustee's ownership the Property; (B) the willful misconduct or gross negligence of an Indemnified Person shall not affect the rights of any other Indemnified Person hereunder; and
         (C) with respect to the Trustee, it shall not constitute willful misconduct or gross negligence of Wilmington Trust Company to rely on the written instructions of the Certificate Holders; and (iii) any Indemnified Person for any Claim to the extent resulting from the imposition of any Trustee Lien attributable to it.

                  3.7.4. Claims Procedure. An Indemnified Person shall, after obtaining actual knowledge thereof, promptly notify the Borrower of any Claim as to which indemnification is sought (unless any Obligor theretofore has notified such Indemnified Person of such Claim); provided, however, that the failure to give such notice shall not release the Borrower from any of its obligations under this Section 3.7, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person is shown to increase the Borrower's liability under such Claim from that which would have existed if the failure to give notice had not occurred. Subject to the following paragraph, the Borrower agrees to defend such Claim and shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such Claim; provided, however, that the Borrower shall keep the Indemnified Person that is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person reasonably requests; and provided, further, that in the event the Borrower fails to defend such Claim, the Borrower shall pay the reasonable costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person in defending such Claim. Notwithstanding any of the foregoing to the contrary, the Borrower shall not be entitled to control and assume responsibility for the defense of such Claim if (1) a Default or Unmatured Default exists, and the Indemnified Person notifies the Borrower that it is no longer permitted to control the defense of such Claim, (2) such proceeding involves any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Permitted Lien or bonded liens which would become liens under item (vi) of the definition of Permitted Project Liens) on, the Platform or the Project, (3) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (4) such Claim or liability involves a risk of criminal actions or liability to such Indemnified Person. In the circumstances described in clauses (1) through (4), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such Claim or liability at the expense of the Borrower. In addition, any Indemnified Person, at its own expense, may (A) participate in any proceeding controlled by the Borrower pursuant to this Section 3.7.4 and (B) employ separate counsel. The Borrower may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 3.7 shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  3.7.5. Subrogation. If a Claim indemnified by the Borrower under this Section 3.7 is paid in full by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, or if payment of the Claim has otherwise been provided for in full in a manner reasonably satisfactory to the Indemnified Person, the Borrower and/or such insurer, as the case may be, shall be subrogated to the extent of such payment (or provision) to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid (or provided for) with respect to the act or event giving rise to such Claim. So long as no Payment Default and no Default exists, if an Indemnified Person receives any refund, in whole or in part, with respect to any Claim paid by the Borrower hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Borrower or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to the Borrower; provided, however, if any Default or Payment Default exists, any such refund shall be retained by, or paid over to, the Agent to be held and applied against amounts payable by the Borrower hereunder and under the other Loan Documents.

                  3.7.6. Insured Claims. In the case of any Claim indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by or for the benefit of the Borrower, each Indemnified Person agrees to cooperate, at the expense of the Borrower, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim (but the failure to do so shall not relieve the Borrower of its obligation to indemnify such Indemnified Person except to the extent that the Borrower or its insurer is materially prejudiced as a result of such failure).

                  3.7.7. Waiver of Certain Claims. The Borrower hereby waives and releases any Claim now or hereafter existing against any Indemnified Person out of death or personal injury to personnel of any Obligor (including its directors, officers, employees, agents and servants), loss or damage to property of any Obligor or any Affiliates of any thereof, of the loss of use of any property of any Obligor or any Affiliates of any thereof, which may result from or arise out of the condition, use or operation of the Platform or the Project, including, without limitation, any latent or patent defect whether or not discoverable.

                  3.7.8. Consent. Unless a Default or Unmatured Default exists, the Borrower shall not be liable hereunder for any settlement of any loss, claim, damage, liability or action effected without its consent.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

         (i) Copies of the articles or certificate of incorporation of the Beneficiary and the Parent Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation. Copies of the declaration of trust and trust agreement of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer of the State of Delaware (or in the case of the trust agreement, the trustee).

         (ii) Copies, certified by the Secretary or Assistant Secretary of each of the Beneficiary and the Parent Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it or (in the case of the Beneficiary) the Borrower is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Beneficiary and the Parent Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Beneficiary and the Parent Guarantor, respectively, authorized to sign the Loan Documents to which it is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Beneficiary or the Parent Guarantor, respectively.

         (iv) A certificate, signed by the chief financial officer of the Beneficiary, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

         (v) Written opinions of counsel to the Beneficiary and the Parent Guarantor, addressed to the Agent and the Lenders in substantially the forms of Exhibit A-1 through A-3 and written opinion of counsel to the Trustee addressed to the Agent and the Lenders in substantially the form of Exhibit A-4.

         (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (viii) All Collateral Documents, the Beneficiary Guaranty, the Parent Guaranty and the other documents set forth on Schedule 8 hereto.

         (ix)     The insurance certificate described in Section 5.21.

         (x) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

         (i)      There exists no Default or Unmatured Default.

         (ii)     The representations and warranties contained in Article V and
                  Article V-A are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) The conditions set forth in Schedule 3 attached hereto are satisfied.

         (iv) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower, the Beneficiary and the Parent Guarantor jointly and severally represent and warrant to the Lenders that:

         5.1. Existence and Standing. Each of the Parent Guarantor and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Beneficiary is a wholly-owned Subsidiary of the Parent Guarantor. Beneficiary owns 100% of the beneficial interest in the Borrower. As of the date hereof, the Beneficiary has acquired all of the beneficial interests in the Borrower.

         5.2. Authorization and Validity. Each of the Obligors has the power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Obligor of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Transaction Documents to which each Obligor is a party constitute legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by each Obligor of the Transaction Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Obligor or any of its Subsidiaries or (ii) such Obligor's or any Subsidiary's articles or certificate of incorporation, trust agreement or declaration of trust, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which any Obligor or any of its Subsidiaries is a party or is subject, or by which it, or its

Property or the Project or the Platform, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Obligor or a Subsidiary or on the Project or the Platform pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Obligor or any of its Subsidiaries, is required to be obtained by such Obligor or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents, the borrowings under this Agreement, the payment and performance by the Obligors of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The March 31, 2002 consolidated financial statements of the Parent Guarantor and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Parent Guarantor and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since March 31, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Parent Guarantor and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Parent Guarantor and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Parent Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Parent Guarantor and its Subsidiaries have never been audited. No tax liens have been filed. The Joint Committee on Taxation is currently examining previously filed refund claims and the Internal Revenue Service is currently examining certain subsidiary payroll tax issues. The Parent Guarantor expects the results of these examinations will not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Obligor or any of the Subsidiaries of Parent Guarantor which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, no Obligor has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Parent Guarantor as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Parent Guarantor or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The are no Unfunded Liabilities of any Single Employer Plans. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by any Obligor or any of the Subsidiaries of Parent Guarantor to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Transaction Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Parent Guarantor and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. No Obligor nor any Subsidiary of Parent Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Obligor nor any Subsidiary of Parent Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. Each Obligor and the Subsidiaries of Parent Guarantor have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, including, without limitation, the Project.

         5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Parent Guarantor and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Parent Guarantor's most recent consolidated financial statements provided to the Agent as owned by the Parent Guarantor and its Subsidiaries. On the date of this Agreement, the Borrower has good title, free of all Liens other than those permitted by Section 6.14, to all of the Project.

         5.15. Plan Assets; Prohibited Transactions. No Obligor is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Each of the Borrower and the Beneficiary is an "operating company" as defined in 29 C.F.R 2510-101 (c).

         5.16. Environmental Matters. In the ordinary course of its business, the officers of each of the Parent Guarantor and Beneficiary consider the effect of Environmental Laws on the business of the Parent Guarantor or Beneficiary, respectively, and its respective Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Parent Guarantor or Beneficiary, respectively, due to Environmental Laws. On the basis of this consideration, the Parent Guarantor and Beneficiary have each concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. No Obligor nor any Subsidiary of Parent Guarantor has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. No Obligor nor any Subsidiary of Parent Guarantor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. No Obligor nor any Subsidiary of Parent Guarantor is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         5.20. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Parent Guarantor and its Subsidiaries to its employees and former employees, as estimated by the Parent Guarantor in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $1,000,000.

         5.21. Insurance. The certificate signed by the President or Chief Financial Officer of the Parent Guarantor, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Parent Guarantor with respect to itself and its Subsidiaries and that has been furnished by the Parent Guarantor to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect. With respect to the Project, the insurance required by Schedule 4 is in full force and effect.

         5.22. Project Representations. The representations and warranties set forth on Schedule 5 are true, correct and complete.


                                   ARTICLE V-A

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                                   OF TRUSTEE

         5A.1. Wilmington Trust Company Representations and Warranties. Wilmington Trust Company hereby represents and warrants in its individual capacity that:

                  (i) Due Organization. Wilmington Trust Company (a) is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and (b) has the power and authority to enter into and perform its obligations under the Trust Agreement and to serve as trustee thereunder.

                  (ii) Trust Agreement; Participation Agreement. Each of the Trust Agreement and this Agreement (insofar as Wilmington Trust Company is a party thereto and hereto) has been duly executed and delivered by Wilmington Trust Company and, assuming due authorization, execution and delivery by the other parties thereto, the Trust Agreement and this Agreement constitute Wilmington Trust Company's legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by
         (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) Due Authorization. Each Transaction Document to which Wilmington Trust Company is or will become a party has been duly authorized, and has been or will be duly executed and delivered by Wilmington Trust Company.

                  (iv) No Violation. Assuming due authorization, execution and delivery of the Trust Agreement by the Certificate Holder, the execution and delivery by either the Trustee or Wilmington Trust Company, of each Transaction Document to which the Trustee or Wilmington Trust Company, as the case may be, is or will become a party, are not, and the performance by the Trustee or Wilmington Trust Company, as the case may be, of their obligations under each, is not, and will not be, inconsistent with the Organic Documents of Wilmington Trust Company and, taking into account the responsibilities of the Trustee, do not and will not contravene the provisions of Applicable Law of the United States or Delaware (including any rules and regulations of governmental agencies and authorities thereto and therein and any judgment or order applicable to Wilmington

         Trust Company) governing the banking and trust powers of Wilmington Trust Company or result in any violation of or conflict with or constitute a default under, or subject the Trust Estate or any of the Property to any Lien of, any indenture, mortgage or other agreement or instrument to which Wilmington Trust Company is a party or by which Wilmington Trust Company or its properties are bound, or, taking into account the responsibilities of the Trustee, require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal or State agency, authority or Person governing the banking and trust powers of Wilmington Trust Company or any other local Governmental Authority of the State of Delaware, except such as have been obtained, given or accomplished.

                  (v) No Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the knowledge of Wilmington Trust Company, threatened against or affecting Wilmington Trust Company or any of its properties which (a) involves any of the transactions contemplated hereunder or by any of the Transaction Documents or (b) affects its ability to perform its respective obligations under the Transaction Documents to which it is or will become a party.

                  (vi) Trustee Liens. There are no Trustee Liens arising by, through or under Wilmington Trust Company.

                  (vii) Securities. Wilmington Trust Company has not offered directly or indirectly any interests in the Trust Estate or any part thereof, including the trust certificates, for issue or sale to, or solicited any offer to acquire any of the same from, anyone, other than as contemplated in the Transaction Documents.

         5A.2. Wilmington Trust Company Agreements. Wilmington Trust Company hereby agrees that:


                  (i) Trustee Liens. Wilmington Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Trustee Liens attributable to it on the Trust Estate not resulting from or related to the transactions contemplated by the Transaction Documents. Wilmington Trust Company will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all such Trustee Liens on any part of the Trust Estate attributable to Wilmington Trust Company other than Trustee Liens being contested by a Permitted Contest. Wilmington Trust Company shall make restitution to the Trust Estate for any diminution in the value of the Trust Estate as a result of its failure to discharge any such Trustee Liens attributable to Wilmington Trust Company. It shall promptly, and in no event later than thirty (30) days after a Trustee Officer shall have obtained actual knowledge of the attachment of any such Trustee Lien for which it is responsible, notify the the Certificate Holders and the Agent of the attachment of such Lien and the particulars thereof. The term "TRUSTEE OFFICER" shall mean an officer in the Corporate Trust Administration department of the Trustee having responsibility for the administration of Wilmington Trust Company's and the Trustee's interest in the Loan Documents.

                  (ii) No Issuance. Wilmington Trust Company agrees that neither Wilmington Trust Company nor anyone acting on its behalf has offered or will offer any interests in the Trust Estate or any part thereof (including the trust certificates) or any securities similar thereto for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the interests in the Trust Estate (including the trust certificates) within the provisions of Section 5 of the Securities Act or any similar provisions under any applicable state "blue sky" or similar state securities laws.

         5A.3. Owner Trustee and Borrower Representations and Warranties. The Owner Trustee and the Borrower hereby represent and warrant on the date hereof that:

                  (i) Due Organization. Assuming the due authorization, execution and delivery of the Trust Agreement by the Certificate Holder, the Owner Trustee has the power and authority under the Trust Agreement to enter into and perform its obligations under each Transaction Document to which the Owner Trustee is or will become a party

                  (ii) Due Authorization; Enforceability. Assuming due authorization, execution and delivery of the Trust Agreement by the Certificate Holder and Wilmington Trust Company, each Transaction Document (other than the Trust Agreement) to which the Owner Trustee or the Borrower is or will become a party constitutes or will constitute upon the due execution thereof a legal, valid and binding obligation of the Owner Trustee and the Borrower, enforceable against the Owner Trustee and the Borrower, in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) No Liens. On each Borrowing Date, the Property to be acquired with all or a portion of the Advances made on such Borrowing Date shall be free and clear of Trustee Liens arising by, through or under the Owner Trustee (other than Permitted Project Liens).

                  (iv) Chief Executive Office. The principal place of business and chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of Trustee and the Trust is located in Wilmington, Delaware.

                  (v) Due Organization. The Trust has been duly formed and is validly existing and in good standing as a statutory business trust under the laws of the State of Delaware, and has the power and authority to enter into and perform its obligations under each of the Transaction Documents, including this Agreement to which it is or is to become a party.

                  (vi) Assignment. It has not assigned or transferred any of its right, title or interest in or under the Project or the Collateral except in accordance with the Loan Documents.

                  (vi) Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower solely with respect to the Project, in accordance with the provisions of the Loan Documents.

                  (vii) Securities Act. Neither the Borrower nor any Person authorized by the Borrower to act on its behalf has offered or sold any interest in the Notes, or in any similar security relating to the Project, or in any security the offering of which for the purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and neither the Borrower nor any Person authorized by the Borrower to act on its behalf will take any action which would subject the issuance or sale of any interest in the Notes to the provisions of Section 5 of the Securities Act.

                  (viii) Federal Reserve Regulations. The Borrower is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the F.R.S. Board), and no part of the proceeds of the Loans will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the F.R.S. Board. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this clause (9) with such meanings.

                  (ix) Investment Company Act. The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5A.4. Trustee and Borrower Agreements. The Trustee and the Borrower agree that:

                  (i) Trustee Liens. The Trustee and the Borrower will not directly or indirectly create, incur, assume or suffer to exist any Trustee Liens arising by, through or under it on the Trust Estate. The Trustee shall, at the cost and expense of the Trust Estate, promptly take such action as may be necessary to discharge duly all Trustee Liens attributable to it on any part of the Trust Estate, other than Trustee Liens being contested by a Permitted Contest. The Trustee shall make restitution to the Trust Estate for any diminution in the value of the Trust Estate as a result of its failure to discharge any Trustee Liens attributable to it.

                  (ii) Notices. In the event any claim with respect to any liabilities is filed against the Trustee or the Borrower, the Trustee shall promptly notify the Certificate Holders and the Agent thereof.

                  (iii) Title. As of the date hereof and on each Borrowing Date the Borrower will have and take whatever interest in the Trust Estate and whatever rights to and interests in the Collateral as were granted or conveyed to it, free and clear of any Trustee Liens attributable to it.

                  (iv) Trust Agreement. The Trustee agrees that until payment in full or all Loans and all other amounts due hereunder or under the other Loan Documents, it will not terminate the Trust Agreement without the prior written consent of the Agent.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Parent Guarantor will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

         (v) As soon as possible and in any event within 10 days after the Parent Guarantor knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said

                  Reportable Event and the action which the Parent Guarantor proposes to take with respect thereto.

         (vi) As soon as possible and in any event within 10 days after receipt by the Parent Guarantor, a copy of (a) any notice or claim to the effect that the Parent Guarantor or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Parent Guarantor, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Parent Guarantor or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vii) Promptly upon the furnishing thereof to the shareholders of the Parent Guarantor, copies of all financial statements, reports and proxy statements so furnished.

         (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission.

         (ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Obligors hereby jointly and severally confirm that (i) the Notes evidencing the obligations hereunder are the amendment and restatement of those certain promissory notes evidencing the obligations under the Original Loan Agreement, and (ii) the principal outstanding balance of the promissory notes evidencing the obligations under the Original Loan Agreement, immediately prior to the effectiveness of this Agreement, is $24,519,138.09. The Borrower will use the proceeds of the Advances (to the extent of the amount of each such Advance) to pay for 50% of the Construction Costs. The Beneficiary will provide to the Borrower, and the Parent Guarantor will provide to the Beneficiary to the extent the Beneficiary does not otherwise have sufficient funds, for application to the Construction Costs the remaining amount of such costs. Construction Costs shall be funded pro rata (on the basis of the allocation percentages set forth above) by proceeds of Advances and funds provided by the Beneficiary or Parent Guarantor. The Parent Guarantor will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or for any other purpose.

         6.3. Notice of Default. The Borrower, the Beneficiary and the Parent Guarantor will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Parent Guarantor will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Parent Guarantor will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, including (without limitation) the Project, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Parent Guarantor will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Parent Guarantor will furnish to any Lender upon request full information as to the insurance carried. Specifically, without limitation, the Beneficiary shall maintain insurance with respect to the Project as set forth on Schedule 4.

         6.7. Compliance with Laws. The Parent Guarantor will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. Maintenance of Properties. The Parent Guarantor will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property (including, without limitation, the Project) in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Parent Guarantor will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (including, without limitation, the Project), books and financial records of the Parent Guarantor and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent Guarantor and each Subsidiary, and to discuss the affairs, finances and accounts of the Parent Guarantor and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends. The Parent Guarantor will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Parent Guarantor or to a Wholly-Owned Subsidiary, and
(ii) the Parent Guarantor may declare and pay dividends on its capital stock provided that no Default or Unmatured Default shall exist before or after giving effect to such dividends or be created as a result thereof.

         6.11. Indebtedness. The Parent Guarantor will, and will cause each of its Subsidiaries to, comply with Section 2 of Schedule 6 hereof.

         6.12. Merger or Consolidation; Asset Sales. The Parent Guarantor will, and will cause each of its Subsidiaries to, comply with Section 3 of Schedule 6 hereof.

         6.13. Investments and Acquisitions. The Parent Guarantor will, and will cause each of its Subsidiaries to, comply with Section 4 of Schedule 6 hereof.

         6.14. Liens. The Parent Guarantor will, and will cause each of its Subsidiaries to, comply with Section 1 of Schedule 6 hereof.

         6.15. Affiliates. The Parent Guarantor will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.16. Amendments to Agreements. None of the Obligors will, or will permit any Subsidiary to, amend or terminate the Joint Operating Agreement or any Construction Document.

         6.17. Financial and Other Covenants. The Parent Guarantor shall, and shall cause each of its Subsidiaries to, observe and perform the covenants set forth in Schedule 6 attached hereto.

         6.18. Other Agreements. The Obligors hereby jointly and severally covenant and agree as follows:


                  6.18.1. Platform Costs and Construction Costs; Use of Advances. The Beneficiary will maintain a record of the Advances and other amounts incurred by the Borrower to pay for Construction of the Project, and shall certify the same periodically to the Agent and the Lenders from time to time upon request. In no event shall the Beneficiary use, or permit the Borrower or any other Person to use, the proceeds of the Advances for any purpose other than paying or reimbursing Construction Costs.

                  6.18.2. Defense of Title. The Beneficiary will, at all times, at its own cost and expense, warrant and defend that the title of the Borrower or the Trustee, as the case may be, to the Project is free and clear of Liens, except for Permitted Project Liens.

                  6.18.3. Liens. The Beneficiary will not, directly, or indirectly, create, incur, assume or suffer to exist any Liens on the Project, except for Trustee Liens attributable to the Trustee, and further except for Permitted Project Liens and Liens being contested by a Permitted Contest.

                  6.18.4. Non-Discrimination. The Beneficiary will operate and otherwise deal with the Platform and the Project using the Beneficiary's same general business practices as are applicable generally to its owned and leased properties which are similar to the Platform or the Project.

                  6.18.5. Covenants. The Parent Guarantor shall, and shall cause each of its Subsidiaries, to observe and perform the covenants set forth in Schedule 6 attached hereto.

                  6.18.6. Special Events. The Beneficiary will not permit or suffer to occur any Special Events.

                  6.18.7. Governmental Leases. The Beneficiary agrees to duly and timely perform, or cause to be duly and timely performed, all obligations under each Governmental Lease (including, without limitation, the payment of all royalties or other amounts due thereunder from time to time) and to comply with all provisions of such Governmental Leases. The Beneficiary will forward to the Agent and the Lenders all copies of all notices delivered to any party to the Governmental Leases within ten days of receipt or dispatch, as the case may be.

                  6.18.8. Completion and Operation. The Beneficiary covenants and agrees that the Platform shall be operated for the use intended by the Beneficiary and the Borrower upon the Completion of the Platform. The Beneficiary shall deliver to the Agent, on or before the Funding Period Termination Date, a certificate of a Responsible Employee of the Beneficiary stating that the Platform is operating for the use intended by the Beneficiary and all Construction has been completed on or before such date.

                  6.18.9. Creation and Maintenance of Lien. The Beneficiary will obtain and maintain on behalf of the Agent and the Lenders a first priority perfected security interest in the Project located on the Construction Sites or the Site or, to the extent practicable, while in transit between such locations and in the Construction Documents, subject to Permitted Project Liens. The Beneficiary will deliver and/or file or cause to be delivered and/or filed such opinions, registrations, supplements or other documents as shall be necessary to evidence and confirm the lien of the Agent and the Lenders or as shall otherwise be reasonably confirmed by the Agent, including, without limitation, such documentation as is reasonably necessary to perfect the security interests of the Agent in the bill of lading or substantially equivalent document with respect to the Platform while in transit from Finland to Texas or Louisiana and from Texas or Louisiana to its intended location in Garden Banks Block 668. During the Construction Period, the Beneficiary agrees that any and all filings of financing statements, mortgages, deeds of trust of other security documents shall be updated quarterly with revised schedules so as to reflect progress of the construction or otherwise, all of such documents to be in form and substance satisfactory to the Agent and the Lenders.

                  6.18.10. Characterization of Property. The parties hereto intend that the Platform be characterized as personalty and not as real estate. Each of the Obligors hereby agrees that it shall not contest such characterization in a court of law or otherwise.

                  6.18.11. Support Arrangements. If the Loans are not paid in full as and when due, the Beneficiary will provide commercially reasonable and customary support to the Agent or, at the Agent's direction, any holder of an interest in the Project reasonably required including, without limitation, the right to access the Platform and the Site, all items necessary to use the Platform and realize value from the Platform (including pipeline access), but not including an obligation to (a) dedicate reserves beyond those provided in the amendment to the Joint Operating Agreement pertaining to the Platform,
         (b) obtain Governmental Actions which are not obtainable with commercially reasonable efforts or (c) provide items or service which are readily available to the Agent or such other holder in the market. In connection with items provided by the Beneficiary, the Agent or applicable holder, as the case may be, shall pay the Beneficiary the fair market value of such items upon delivery. The right to the support arrangements set forth in this section shall survive termination or enforcement of the Loan Documents and is assignable by the Agent to third parties.

                  6.18.12. Joint Operating Agreement Platform Amendment. (a) The Borrower and the Beneficiary will observe and perform its respective obligations under the Joint Operating Agreement, including, (x) causing an Annual Operating Plan and the Development Plan (as each of those terms are defined in the Joint Operating Agreement) to remain in full force and effect at all times and (y) complying with the terms of the Second Amendment to the Joint Operating Agreement pertaining to the Platform (commonly known as the "Platform Amendment") on and after the date such Platform Amendment is effective, (b) the Beneficiary will not waive or amend any provisions of the Joint Operating Agreement relating to the Platform without the written consent of the Agent and the Required Lenders if such proposed waiver or amendment would have a Material Adverse Effect on their interests therein and herein, and (c) for the purposes of Section 14.5.1 of the Platform Amendment, voting rights in respect of the Operator shall be as set forth in such Section 14.5.1.

                  6.18.13. Insurance. The Beneficiary will comply with the provisions relating to insurance set forth in Schedule 4 and will not without the written consent of the Agent materially alter insurance coverage with respect to the Platform from that set forth in the Insurance Consultant's Report.

                  6.18.14. Ownership of Beneficiary Shares and Certificates. The Parent Guarantor shall continue to own 100% of the issued and outstanding stock of the Beneficiary. The Beneficiary shall continue to own 100% of the Certificates and beneficial interest in the Trust.

         6.19. Completion of the Platform.

                  6.19.1. Completion Certificate; Deadline for Completion. The Beneficiary shall deliver to the Agent a Completion Certificate promptly after satisfaction of conditions (1) and (2) of the definition of "Completion." The Borrower shall cause Completion to occur not later than February 8, 2004.

                  6.19.2. Reappraisal Upon Completion. Within sixty (60) days from the Completion Date for the Platform, the Agent shall obtain, at Borrower's sole cost and expense, a new Appraisal of the Property taking into account such Completion (the "Completion Appraisal") which Completion Appraisal shall be delivered to the Agent within sixty (60) days after the Completion Date. Such Completion Appraisal shall use methodology similar to that of the Appraisal delivered in connection with the initial lease financing in favor of the Beneficiary as of November 8, 2001, with appropriate changes in assumptions and taking into account the terms of Joint Operating Agreement, as amended. In the event such Completion Appraisal shall conclude that the Fair Market Sales Value of the Platform upon such Completion, multiplied by the Borrower's Percentage Undivided Interest, is less than the Funding Period Termination Balance (such amount, a "FMV Shortfall"), the Borrower shall make a special prepayment of the Funding Period Termination Balance to the Agent equal to such FMV Shortfall.

         6.20. Closing Date Deliveries. Contemporaneously herewith, the Borrower, the Beneficiary and the Parent Guarantor shall deliver the documents referred to on Schedule 8 hereto, and the Beneficiary shall pay to BOLSC the Certificate Purchase Price for the Certificate by wire transfer of immediately available funds to the account specified by BOLSC. Contemporaneously therewith, the Agent shall cause the Notes issued under the Loan Agreement to be canceled, such Notes being replaced by the Note to be issued by the Borrower as described on Schedule 8 hereto.

         6.21. Abandonment Costs. At no time will the Parent Guarantor incur or accrue or permit its Subsidiaries to incur or accrue, in the aggregate during the term of the Loans, in excess of $50,000,000 in plug and abandonment costs for its and their Properties ("Abandonment Costs") without the prior written consent of the Agent; provided that upon delivery by the Parent Guarantor to the Agent of a written amendment to the Revolving Credit Agreement which has been fully executed, together with a certification from the Parent Guarantor that such amendment is in full force and effect, if such amendment increases the maximum amount of Abandonment Costs permitted thereunder to an amount in excess of $50,000,000, the Agent will cause the foregoing covenant to be revised to increase the amount set forth in this Section 6.21 to the lesser of (x) such increased amount and (y) $100,000,000.

         6.22. Notice of Transactions. Not less than 30 days prior to the consummation by the Parent Guarantor or any Subsidiary of any transaction which
(i) requires consent under or waiver of the Revolving Credit Agreement, or (ii) is an acquisition with a transaction value of $20,000,000 or more, the Parent Guarantor will provide to the Agent notice of such transaction in reasonable detail.

         6.23. Sale of Working Interest. Until the payment of the Obligations in full, the Beneficiary covenants and agrees that it shall not directly or indirectly sell, convey, assign, transfer, encumber, or alienate all or any portion of its Working Interest (as defined in the Joint Operating Agreement); provided, that the Beneficiary may sell a portion of its Working Interest to the Partial Option Purchaser in conjunction with the consummation of the Partial Purchase Option under Section 3(g) of Schedule 6 of this Agreement (it being understood and agreed that Beneficiary shall only be entitled to sell to the Partial Option Purchaser a percentage of its Working Interest that is equal to and in the same proportion as the Partial Option Percentage).

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Parent Guarantor or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Parent Guarantor of any of the terms or provisions of Article VI.

         7.4. The breach by the Parent Guarantor (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender.

         7.5. Failure of the Parent Guarantor or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Parent Guarantor or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Parent Guarantor or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Parent Guarantor or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Parent Guarantor or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or the Project or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Parent Guarantor or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent Guarantor or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Parent Guarantor or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Project or all or any portion of any other Property of the Parent Guarantor and its Subsidiaries which, in the case of any Property other than the Project, when taken together with all other Property of the Parent Guarantor and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Parent Guarantor or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $2,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. Any Change in Control shall occur.

         7.12. The Parent Guarantor or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $1,000,000 per annum.

         7.13. The Parent Guarantor or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Parent Guarantor and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such

Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000.

         7.14. The Parent Guarantor or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Parent Guarantor, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.17. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.18. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each of the Obligors hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date pr the Funding Period Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2.

         (v) Release any guarantor of any Advance or, except as provided in the Collateral Documents, release, or agree to subordinate the Lenders' Liens with respect to, all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Obligor to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations and Covenants. All representations and warranties and covenants of the Obligors contained in this Agreement shall be joint and several and shall survive the making of the Loans herein contemplated until final and unconditional repayment in full of the Loans; provided, however, that all indemnities (and related defense and hold harmless obligations) shall survive any repayment of the Loans.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Obligors, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter, which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Obligors covenant, jointly and severally to reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with any waiver, amendment or modification of the Loan Documents proposed by any Obligor (whether or not granted) or entered into by any Obligor. The Obligors shall not be liable for any legal fees of the Agent and the Arranger in connection with (x) the negotiation of this Agreement and the other Loan Documents or (y) any syndication of the Loans. The Obligors also agrees covenant, jointly and severally, to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Obligors under this Section include, without limitation, the costs and expenses incurred in connection with the Reports described in the following sentence. The Obligors acknowledge that from time to time Bank One may prepare and may distribute to the Lenders

(but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Obligors hereby further jointly and severally agree to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Obligors under this
                  Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles[, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements].

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Obligors on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Obligors. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Obligor to review or inform the Obligors of any matter in connection with any phase of any Obligor's business or operations. The Obligors agree that neither the Agent, the Arranger nor any Lender shall have liability to any Obligor (whether sounding in tort, contract or otherwise) for losses suffered by any Obligor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Obligors hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by any Obligor in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Obligors pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13. Disclosure. Each Obligor and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Obligor and its Affiliates.

                                   ARTICLE X

                                   THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Obligor or any guarantor of any of the Obligations or of any of any Obligor's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Obligor to the Agent at such time, but is voluntarily furnished by any Obligor to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Obligors for which the Agent is entitled to reimbursement by any Obligor under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or an Obligor referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of its Subsidiaries in which such Obligor or such

Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Obligors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Delegation to Affiliates. The Obligors and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.14. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Obligors on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

         10.15. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Obligors on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Obligor becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Obligor may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Obligors and the Lenders and their respective successors and assigns permitted hereby, except that (i) no Obligor shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and
(iii) any transfer by Participation must be made in compliance with Section
12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section
         8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Obligors agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender. The Obligors further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

                  12.3.2. Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections
         12.3.1 and 12.3.2, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under

         ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section
         12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.4. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Obligors, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Obligors authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Parent Guarantor and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Obligor or the Agent, at its address or facsimile number set forth on Schedule 7 hereto, (y) in the case of any Lender, at its address or facsimile number set forth on Schedule 7 hereto (in the case of Bank One) or in its administrative questionnaire (in the case of any other Lender) or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. Each Obligor, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Obligors, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE OBLIGORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY

UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OBLIGOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         15.4. LIMITATION OF LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by and among the parties hereto that, except as otherwise expressly provided herein or therein, each of this Loan Agreement and the other Loan Documents is executed by Wilmington Trust Company, not individually or personally but solely as Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements herein or therein made on the part of the Trustee or the Borrower are intended not as personal representations, undertakings and agreements by Wilmington Trust Company, or for the purpose or with the intention of binding Wilmington Trust Company, personally, but are made and intended for the purpose of binding only the Trust Estate, that nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein or in the other Loan Documents to which the Trustee or the Borrower is a party, and that so far as Wilmington Trust Company is concerned, any Person shall look solely to the Trust Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; provided, however, that nothing contained in this Section shall be construed to limit in scope or substance the general corporate liability of Wilmington Trust Company, expressly provided (i) to the Certificate Holders under the Trust Agreement, (ii) in respect of those representations, warranties, agreements and covenants of Wilmington Trust Company expressly set forth in Section 7(a) hereof or in any Loan Document to which it is a party or
(iii) pursuant to the Trust Agreement, for the gross negligence or willful misconduct of Wilmington Trust Company or to exercise the same degree of care and skill as is customarily exercised by similar institutions in the receipt and disbursement of moneys actually received by it in accordance with terms of the Loan Documents under similar circumstances.

IN WITNESS WHEREOF, the Obligors, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                     ENERGY RESOURCE TECHNOLOGY, INC., a
                                     Delaware corporation

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     CAL DIVE INTERNATIONAL, INC., a Minnesota corporation

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     CAL DIVE/GUNNISON BUSINESS TRUST
                                     NO. 2001-1, a Delaware business trust

                                     By:  Wilmington Trust Company, not in its
                                          individual capacity, but solely as
                                          trustee of CAL DIVE/GUNNISON Business
                                          Trust No. 2001-1

                                          By:___________________________________
                                          Name:  _______________________________
                                          Title: _______________________________

                                     WILMINGTON TRUST COMPANY, a Delaware
                                     banking corporation, in its individual
                                     capacity to the extent expressly provided herein

                                     By:________________________________________
                                     Name:  ____________________________________
                                     Title: ____________________________________


Commitment:


$35,000,000                          BANK ONE, NA,
                                     (with its principal office in Chicago,
                                     Illinois) as Lender, and as Agent


                                     By:________________________________________
                                     Name: _____________________________________
                                     Title:_____________________________________

                                PRICING SCHEDULE




============================================================================================================

  (bps = basis points)      LEVEL I       LEVEL II     LEVEL III      LEVEL IV      LEVEL V       LEVEL V!

============================================================================================================
TOTAL DEBT TO                              > 1.75        > 2.0         > 2.25        > 2.5         > 2.75
                                           -             -             -             -             -
EBITDA                       < 1.75        < 2.0         < 2.25        < 2.5         < 2.75

============================================================================================================

APPLICABLE LIBOR MARGIN
ON NOTES:                  175.0 bps     200.0 bps     225.0 bps     250.0 bps     275.0 bps     300.0 bps

============================================================================================================

APPLICABLE ALTERNATE
BASE RATE MARGIN ON         75.0 bps     100.0 bps     125.0 bps     150.0 bps     175.0 bps     200.0 bps
NOTES:

============================================================================================================

COMMITMENT FEE:             50.0 bps      50.0 bps      50.0 bps      62.5 bps      75.0 bps      75.0 bps

============================================================================================================

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Parent Guarantor's status as reflected in the then most recent consolidated financial statements provided to the Agent. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable financial statements. If the Parent Guarantor fails to deliver the financial statements to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such financial statements are so delivered.

                                   EXHIBIT A-1



                       FORM OF OPINION OF IN-HOUSE COUNSEL

                                   EXHIBIT A-2



                    FORM OF OPINION OF SPECIAL TEXAS COUNSEL

                                   EXHIBIT A-3



                  FORM OF OPINION OF SPECIAL LOUISIANA COUNSEL

                                   EXHIBIT A-4



                      FORM OF OPINION OF COUNSEL TO TRUSTEE

                                    EXHIBIT B




                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of ______, _____ (as amended, modified, renewed or extended from time to time, the "Agreement") among the ___________________________ (the "Borrower"), ____________ (the "Beneficiary"),
__________________ (the "Parent Guarantor"), the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected __________________ of the [Beneficiary] [Parent Guarantor];


         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent Guarantor and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with the covenants of Sections 9, 10, 11, 12 and 13 of Schedule 6 to the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, _______.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                 Provisions of Sections 9, 10 , 11, 12 and 13 of
                           Schedule 6 to the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.         Assignor:
                                ___________________________________

2.         Assignee:                                                 [and is an Affiliate/Approved
                                ___________________________________
                                Fund of [identify Lender](1)

3.         Borrower(s):
                                ___________________________________

4.         Agent:               ___________________________________  , as the agent under the Credit
                                Agreement.

5.         Credit Agreement:    The [amount] Credit Agreement dated as of _________ among
                                [name of Borrower(s)], the Lenders party thereto, [name
                                of Agent], as Agent, and the other agents party thereto.

(1) Select as applicable.


6.         Assigned Interest:

-------------------------------------------------------------------------------------------------------------------
                               Aggregate Amount of         Amount of
                               Commitment/Loans for        Commitment/Loans            Percentage Assigned of
Facility Assigned              all Lenders*                Assigned*                   Commitment/Loans(2)
-------------------------------------------------------------------------------------------------------------------
____________(3)                $                           $                                   _______%
-------------------------------------------------------------------------------------------------------------------
____________                   $                           $                                   _______%
-------------------------------------------------------------------------------------------------------------------
____________                   $                           $                                   _______%
-------------------------------------------------------------------------------------------------------------------

7.         Trade Date:
                               ___________________________________________

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                       ASSIGNOR
                                       [NAME OF ASSIGNOR]


                                       By:  ____________________________________
                                            Title:


                                       ASSIGNEE
                                       [NAME OF ASSIGNEE]


                                       By:  ____________________________________
                                            Title:


[Consented to and](5) Accepted:

[NAME OF AGENT], as Agent

By:__________________________________________________
Title:
[Consented to:](6)

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Funding Period Commitment," "Term Loan Commitment,", etc.)

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(5) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(6) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:__________________________________________________
Title:

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documentq, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                           ADMINISTRATIVE QUESTIONAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
  as Agent (the "Agent") under the Credit Agreement
  Described Below.

Re: Credit Agreement, dated ___________________ , ______ (as the same may be amended or modified, the "Credit Agreement"), among _________________________________ (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)_______________________________________________

Customer/Account Name___________________________________________________________

Transfer Funds To_______________________________________________________________

________________________________________________________________________________

For Account No._________________________________________________________________

Reference/Attention To__________________________________________________________
Authorized Officer (Customer Representative)  Date


_______________________________________       __________________________________
(Please Print)                                Signature

Bank Officer Name                             Date


_______________________________________       __________________________________
(Please Print)                                Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E
                      AMENDED AND RESTATED PROMISSORY NOTE



Note #[__]                                                                [Date]


$______________________


         _______________________, a ___________________ (the "Borrower"),
promises to pay to the order of ____________________________________ (the
"Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of _______________,______ (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                        ________________________________________


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF _______________,
                               DATED ____________,



                                Principal               Maturity               Principal
                                Amount of             of Interest               Amount                 Unpaid
          Date                    Loan                   Period                  Paid                  Balance
------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                         FORM OF COMPLETION CERTIFICATE


                             COMPLETION CERTIFICATE

To:       Cal Dive/Gunnison Business Trust No. 2001-1

          Wilmington Trust Company, as Trustee

          Bank One, NA, as Agent for the Lenders



This Completion Certificate is delivered to you pursuant to Section 6.19.1 of the Credit Agreement, dated as of July 26, 2002 (the "Credit Agreement"), among Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, Energy Resource Technology, Inc., a Delaware corporation, Cal Dive International, Inc., a Minnesota corporation, Wilmington Trust Company, a Delaware banking corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Article I to the Credit Agreement.

With respect to the Project and the Platform the Beneficiary hereby certifies that:

(i) The representations and warranties in the Loan Documents are true and correct with respect to the Platform and the Project as of the date hereof.

(ii) All amounts owing to any Person for the Construction of the Platform have been paid in full, including all amounts payable to any contractor under the Construction Contracts.

(iii) No changes or modifications were made to the Plans and Specifications or the Joint Operating Agreement relating to the Platform after the Documentation Date that have had or reasonably could have a Material Adverse Effect on the value, condition, use or useful life of the Platform or the Project as determined with reference to the Fair Market Sales Value of the Platform set forth, with respect to completion, in the Appraisal delivered to the Agent on or about November 8, 2001.

(iv) There are no defects to the Platform or the Project or any Parts thereof, which individually or in the aggregate, have caused or reasonably could cause the Fair Market Sales Value of the Platform or the Project in respect thereof to be materially less than the Fair Market Sales Value stated therefor with request to the Completion Appraisal delivered to the Agent on or about November 8, 2001.

(v)      Completion has been achieved with respect to the Platform.

The Beneficiary has caused this Completion Certificate to be executed and delivered this ____ day of ______________, _____.


                                       ENERGY RESOURCE TECHNOLOGY, INC.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                    EXHIBIT G

                        FORM OF CONSTRUCTION CERTIFICATE


                            CONSTRUCTION CERTIFICATE

To:      Wilmington Trust Company, as Trustee

         Bank One, NA, as Agent for the Lenders,



This Construction Certificate is delivered to you pursuant to Schedule 3 of the Amended and Restated Credit Agreement dated as of July 26, 2002 (the "Credit Agreement"), among Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, Energy Resource Technology, Inc., a Delaware corporation, Cal Dive International, Inc., a Minnesota corporation, Wilmington Trust Company, a Delaware banking corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Article I to the Credit Agreement

The Beneficiary hereby certifies to the Agent for the benefit of the Lenders as follows:

1. This Construction Certificate is being delivered in connection with an Advance that the Beneficiary expects to request be made on _________________, _____ (the "Current Advance") pursuant to a Borrowing Notice in the form of Exhibit 11 to the Credit Agreement.

2. The portion of the Current Advance that is to be made in connection with Construction Costs will be used solely for the payment of, or reimbursement for the payment of Construction Costs relating to the Project. The Construction Cost in connection with the Advance is $_____________.

3.       Intentionally Omitted.

4. All construction work for which funds are requested has been performed. This construction work includes the activities described on Schedule A hereto and relate to the Plans and Specifications also described therein. The information set forth in such Schedule A is substantially complete and is accurate.

5. To the Beneficiary's knowledge, no Force Majeure Event, Event of Loss , Casualty or Condemnation has occurred other than a Force Majeure Event, Event of Loss, Casualty or Condemnation of which the Beneficiary has provided written notice to the Agent; provided, however, that the Lenders shall not be obligated to fund any Advance unless all conditions set forth therefor in the Credit Agreement shall have been satisfied, whether or not the Beneficiary shall have previously disclosed the existence of such event.

6. All permits required by any Governmental Authority in connection with the Construction for which the Current Advance is being requested have been obtained.

7. No item for which payment is to be made from the Current Advance has heretofore been paid or reimbursed to any Obligor from the proceeds of any prior Advance.

8. All previous Advances received by any Obligor pursuant to Construction Certificates dated prior to the date hereof on account of Construction Costs have been applied in accordance with the Loan Documents and paid to the Persons entitled thereto in cash or by check.

9. Each Construction Milestone required to have been completed prior to the date of the Current Advance is substantially complete and each Construction Milestone required to have been completed in connection with previous Advances remains substantially complete.

10. All of the conditions set forth in Schedule 3 of the Credit Agreement are satisfied as of the date hereof and will be satisfied or waived upon the funding of the Current Advance.

The Beneficiary has caused this Construction Certificate to be executed and delivered by its Authorized Officer as of this ____ day of ____________, ___ TO BE DELIVERED NOT LATER THAN THREE (3) DAYS PRIOR TO THE DATE OF THE CURRENT ADVANCE.


                                     ENERGY RESOURCE TECHNOLOGY, INC.

                                     By: _____________________________________
                                     Name: ___________________________________
                                     Title: __________________________________

                                   SCHEDULE A
                       TO FORM OF CONSTRUCTION CERTIFICATE

                            INFORMATION REQUIRED FOR
                               FUNDING OF ADVANCES

(i)      Description of Construction activities.

(ii)     Contractor or Contractors to receive payment in respect of the Advance.

(iii)    Estimated Construction Costs for the Platform:
         $_________________________.

(iv) Description of the Plans and Specifications relating to the Construction activities referenced in (i) above, the construction budget and anticipated disbursement schedule.

(v) Attached is evidence that Construction of the Platform is reasonably capable of being completed by the applicable Funding Period Termination Date, in accordance with the Plans and Specifications and the Joint Operating Agreement.

                                    EXHIBIT H

              FORM OF BORROWING NOTICE (AS DEFINED IN SECTION 2.9) FUNDING REQUEST UNDER AMENDED AND RESTATED CREDIT AGREEMENT



Date:   ______________

To:      Wilmington Trust Company, as Trustee

         Bank One, NA, as Agent for the Lenders

This Funding Request is delivered to you pursuant to the Amended and Restated Credit Agreement dated as July 26, 2002 (the "Credit Agreement"), between Cal Dive International, Inc. et. al ("CDI") and Bank One, NA. Capitalized terms used but not otherwise defined herein have the respective meanings specified in the Credit Agreement.

         CDI hereby notifies you and certifies to you that:

         (i) CDI requests the making of an Advance in the amount of $_______________ on _______________ (the "Proposed Funding
                  Date");

         (ii)     The Proposed Funding Date will be the Availability Date;

         (iii) The interest shall be based on the LIBOR Rate of a 1 month period;

         (iv) The estimated sales costs as of the Expiration Date for the Property and the Platform on the assumption that CDI will elect the Sale Option is NA.

In connection with such requested Advance, CDI hereby represents and warrants to you as follows:

         (a) On the Proposed Funding Date, each and every representation and warranty of CDI contained in the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the Proposed Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (b) Each Loan Document to which CDI is a party is in full force and effect with respect to CDI.

         (c) On the Proposed Funding Date, no Default or Unmatured Default has occurred and is continuing and no Default or Unmatured Default of which CDI has knowledge and that has not been previously disclosed to Bank One NA has occurred and is continuing under Credit Agreement or, to the knowledge of CDI, under any other Loan Document; provided, however, that Bank One NA shall not be obligated to fund any Advance if such a Default or Unmatured Default shall be continuing whether or not CDI shall have previously disclosed the existence thereof. No Default or Unmatured Default under the Credit Agreement or, to the knowledge of CDI, any other Loan Document, will occur as a result of or after giving effect to, the Advance requested hereby.

         (d) After giving effect to the Advance requested hereby, the aggregate outstanding amounts of each of the Loans and Equity Amounts do not exceed the Commitment of the Lenders.

         (e) All of the conditions precedent set forth in the Credit Agreement applicable to the Advance requested hereby have been satisfied or waived.

         (f) CDI has duly performed and complied with all covenants, agreements and conditions contained in the Credit Agreement or in any other Loan Document required to be performed or complied with by it on or prior to the Proposed Acquisition Date.

The undersigned hereby certifies that he is the Chief Financial Officer of CDI, and that, as such he is authorized to execute and deliver this Funding Request on behalf of CDI.

CDI has caused this Borrowing Notice to be executed and delivered by its duly Authorized Officer this ______________ TO BE DELIVERED NO LATER THAN 10:00 AM THREE (3) BUSINESS DAYS PRIOR TO THE PROPOSED FUNDING DATE.

Please wire transfer the proceeds of the Advance to the accounts specified by CDI in written notice to the Agent.

                                 ENERGY RESOURCE TECHNOLOGY, INC.

                                 By:
                                        ----------------------------------------
                                 Name:    A. Wade Pursell
                                        ----------------------------------------
                                 Title:   Chief Financial Officer
                                        ----------------------------------------

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)



       Investment             Jurisdiction                   Owned                Amount of            Present
           In                 Organization                    By                  Investment          Ownership
                                                          SEE ATTACHED
------------------------------------------------------------------------------------------------------------------


                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS
                       (SEE SECTIONS 5.14, 6.11 AND 6.14)



                                                                                                   Maturity
         Indebtedness                  Indebtedness                   Property                    and Amount
         Incurred By                      Owed To                        By                     of Indebtedness
-------------------------------------------------------------------------------------------------------------------

                                                  SEE ATTACHED

                                   SCHEDULE 3

                               FUNDING CONDITIONS

         (1) Conditions Precedent to each Advance. The obligations of the Lenders to make an Advance on each Borrowing Date are subject to satisfaction or waiver of the following conditions precedent, with all documents to be in form and substance acceptable to the Agent and the Lenders:

                  (i) Borrowing Notice. Each of the Agent and the Lenders shall have received a fully executed counterpart of the applicable Borrowing Notice, executed by the Borrower, in accordance with Section 2.8. Each of the delivery of a Borrowing Notice and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Obligors that on the applicable Borrowing Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the representations and warranties of the Obligors and the Trustee are true and correct.

                  (ii) Construction Certificate. With respect to any Construction Costs to be paid or reimbursed using the proceeds of such Advance, the Lenders and Agent shall have received, at least three (3) days prior to the applicable Borrowing Date, a Construction Certificate in the form of Exhibit G hereto (a "Construction Certificate"), together with all attachments thereto.

                  (iii) Governmental Permits, etc. The Lenders and Agent shall have received evidence satisfactory to it that all permits, licenses and consents required by any Governmental Authority in connection with the Construction for which the Advance is being requested have been obtained and are in full force and effect on the applicable Borrowing Date.

                  (iv) Fees. The Agent shall have received all fees due and payable pursuant to the Fee Letter, and each Lender shall have received all Commitment Fees due and payable pursuant to Section 2.5.

                  (v) Default. There shall not have occurred and be continuing any Default or Unmatured Default, and no Default or Unmatured Default will have occurred after giving effect to the making of the Advance requested by such Borrowing Notice.

                  (vi) Available Commitments. After giving effect to the applicable Advance, the aggregate amount of Advances shall not exceed the Aggregate Commitment.

                  (vii) Construction Costs. After giving effect to the applicable Advance, the Construction shall continue to be in compliance with the Approved Budget.

                  (viii) Construction Consultant's Report. The Agent and the Lenders shall have received a Construction Consultant's Report in connection with such Borrowing Date in form and substance satisfactory to each of them and, if the Advance is to occur during the months of March, June, September and December, commencing September, 2002, such


                                     S-III-1

         Construction Consultant's Report shall include a more detailed quarterly review of the Construction activities and progress.

                  (ix) Other Funding. Funds in respect of the aggregate amount of construction costs of the Platform not contemplated to be financed by the Lenders pursuant to the terms of this Agreement shall have been advanced (or otherwise provided) in an amount at least equal to the Construction Costs to be partially funded pursuant to the Advance requested pursuant to such Borrowing Notice.

                  (x) Evidence as to Costs and Expenses. Delivery to the Agent of evidence, in form and substance satisfactory to the Agent, to support the Construction Costs and transaction expenses to be funded pursuant to such Borrowing Notice.


                                     S-III-2

                                   SCHEDULE 4

                       INSURANCE REQUIREMENTS FOR PROJECT



(a) COVERAGE. Until the Obligations have been paid in full and the Liens of the Loan Documents have been released, the Borrower shall provide or cause to be provided insurance with respect to the Project and the Platform of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds in the amounts customarily insured against by such corporations, and carry such other insurance as is usually carried by such corporations; provided, that in any event Borrower shall maintain or cause to be maintained at all times:

         (i) Commercial General Liability Insurance. Third-party legal liability coverage providing coverage against claims for third-party bodily injury, including death and third-party property damage occurring on, in or about the Platform or otherwise relating to this Agreement and the other Loan Documents (including pollution liability on sudden and accidental basis) in an amount at least equal to $25,000,000 per occurrence (it being agreed that Borrower shall, if commercially available, obtain an additional $25,000,000 in commercial general liability coverage within a reasonable time after the date hereof). Such commercial general liability insurance obtained by the Borrower shall be in addition to any insurance required to be maintained by the respective contractors or sub-contractors under the Material Construction Contracts. Subject to Section (b)(ii) of this Schedule 4, such coverage may be subject to deductibles up to an amount that is customarily carried by a company of similar size and engaged in business similar to Borrower and shall be otherwise acceptable to the Required Participants. The coverage required by this paragraph
(a) may be provided in a combination of umbrella and excess liability policies.

         (ii) Property Insurance. After Completion of the Platform and the Builder's Risk Insurance described in Section (a)(iv) to be maintained is no longer in place, insurance against loss or damage covering the Platform or any portion thereof and including control of well and re-drill coverage (a/k/a operator's extra expense coverage) by reason of any Casualty in an amount as is carried by corporations owning and/or operating similar properties (subject to such deductibles in such minimum amounts as is carried by corporations owning and/or operating similar properties except to the extent otherwise provided in Section (b)(ii)); provided, that at no time shall (x) the amount of such coverage be less than the replacement cost of the Platform and (y) the amount of the operator's extra expense portion of such coverage be less than $100,000,000, including any costs that may be required to cause the Platform to be reconstructed to comply with all Applicable Laws.

         (iii) Workers' Compensation. Prior to Completion of the Platform, Borrower shall cause each Person performing under the Construction Documents and the Operator to, and following the Funding Period Termination Date, Borrower shall, in the construction of any modifications, alterations or additions to the Project or the Platform and the operation of the Project or the Platform, comply, or cause the Operator to comply, with the applicable Workers' Compensation laws and protect the Agent and the Lenders against the liability under such laws.

         (iv) Builders' Risk Insurance. At all times prior to Completion of the Platform, Borrower shall at all times during the construction of any modifications, alterations or additions



                                     S-IV-1
to the Project or the Platform, maintain, or cause to be maintained, for the benefit of Agent and the Lenders, all-risk Builders' Risk Insurance in an amount equal to the greater of the replacement value of such modifications, alterations or additions to the Project or the Platform, as applicable, and the aggregate cost for the construction of same, including costs that may be required to cause the Platform to be constructed or reconstructed to comply with all Applicable Laws.

         (v) Other Insurance. Such other insurance, in each case as is generally carried by Beneficiary or its Affiliates for similar properties owned or leased by any of them or by other owners of similar properties, in such amounts and against such risks as are then customary for properties similar in use.

         (b) ADDITIONAL INSUREDS.

                  (i) The insurance coverage required in Section (a) shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Borrower shall be rated either (x) by A.M. Best's Insurance Guide or any successor thereto (or if there is no such successor, an organization acceptable to Agent and having a similar national reputation) and shall have a general policyholder rating of at least "A-" and a financial rating of at least "VII" (or, if A.M. Best has no successor, a comparable policy holder and financial rating) or (y) by Standard and Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., or any successor thereto (or if there is no successor to Standard and Poor's Ratings Services, an organization acceptable to Agent and having a similar national reputation) and shall have a rating of at least AA (if such insurance company is domiciled in the United States) or at least BBB (if such insurance company is domiciled in the United Kingdom or Bermuda)(or if there is no successor to Standard and Poor's Ratings Services, a comparable rating). In the case of liability insurance maintained by Borrower, such insurance shall name Agent (both individually and in its capacity as Agent), each of the Lenders, Wilmington Trust Company and Trustee (in both its corporate and individual capacities), as their respective interests shall appear, as additional insureds (collectively, the "ADDITIONAL INSUREDS"), and, in the case of property insurance, shall name Agent as sole loss payee. Each policy referred to in Section (a) shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than thirty (30) days' prior written notice to Agent; provided, that, if such cancellation, modification, reduction in limits or lapse is (x) the result of the non-payment of any insurance policy premium, such insurance policy may not be canceled, materially modified, its limits reduced or allowed to lapse without renewal, except after not less than ten (10) days' prior written notice to Agent; (y) the result of war risk, such insurance policy may not be canceled, materially modified, its limits reduced or allowed to lapse without renewal, except after not less than seven (7) days' prior written notice to Agent; and (z) the result of terrorism risk, such insurance policy may not be canceled, materially modified, its limits reduced or allowed to lapse without renewal, except after not less than fourteen (14) days' prior written notice to Agent; provided, further, that in the case of Section (b)(i)(y) or (z), such notice requirements may be adjusted from time to time by any insurance company providing coverage under this Schedule 4, upon written notice to the Agent, in order to make such provisions consistent with then current insurance industry standards; (ii) to the extent available on a commercially reasonable basis, the interests of the Additional Insureds shall not be invalidated by any act or negligence of or breach




                                     S-IV-2
of warranty or representation by Borrower or any other Person having an interest in the Project or the Platform; (iii) such insurance is primary with respect to any other insurance carried by or available to the Additional Insureds; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Additional Insureds;
(v) such policy shall contain a cross-liability clause providing for coverage of the Additional Insureds, as if separate policies had been issued to each of them; and (vi) such policy shall provide that none of the Additional Insureds shall have any obligation or liability for payment of any premiums, commissions, calls or assessments. Borrower shall notify Agent promptly of any policy cancellation, reduction in policy limits, or material modification or amendment.

                  (ii) The premium for which Borrower is responsible pursuant to the Joint Operating Agreement and any insurance maintained by the Borrower prior to the Funding Period Termination Date required pursuant to this Section (a) may be paid for (in applicable part) with Advances, subject to the terms and conditions set forth in this Agreement and to the extent amounts are set aside for such purpose in the Approved Budget. As of the date hereof, the maximum per occurrence deductible set forth in the policies of insurance obtained pursuant to this Schedule 4 is less than or equal to the aggregate amount set forth in the deductible contingency line items set forth in the Approved Budget with respect to the related insurance coverage.

                  (iii) Prior to the expiration of any required insurance hereunder or otherwise upon written request by Agent, Borrower shall deliver or cause to be delivered to Agent certificates of insurance, on a form and in content acceptable to Agent and its insurance consultant, evidencing that all insurance required by this Schedule 4 to be maintained is in effect.

         (c) OTHER INSURANCE. In the event that the Borrower shall fail to maintain insurance as herein provided, any Additional Insured may at its sole option provide such insurance and, in such event, the Borrower shall, upon demand, reimburse such Additional Insured for the cost thereof, without waiver of any other rights such Additional Insured may have. Nothing in this Agreement shall be construed to prohibit the Agent or any Lender from insuring the Project or its interest therein at its own expense and for its exclusive benefit in an amount in excess of that required to be maintained by the Borrower hereunder, provided that such excess insurance in no way increases the cost or limits the availability of any insurance required to be maintained by the Borrower hereunder.

         (d) DEDUCTIBLES. In the event that any amount is disbursed in respect of the insurance contingency line item established in the Approved Budget (each such amount, a "Deductible Disbursement Amount"), the Borrower hereby covenants and agrees that, with the consent of the Agent and in consultation with the Construction Consultant, it shall allocate an amount equal to such Deductible Disbursement Amount to the insurance contingency line item in the Approved Budget from contingency funds available in one or more other line items in the Approved Budget. Upon such allocation, the line items from which the Deductible Disbursement Amount is allocated shall be reduced by such amount and the Approved Budget so amended. In the event that the Borrower shall fail to make the allocation set forth above prior to the Borrowing Date next succeeding the Borrowing Date on which the Deductible Disbursement Amount was


                                     S-IV-3
disbursed, the Agent, in consultation with the Construction Consultant, shall make such allocation on behalf of the Borrower and the Approved Budget so amended.




                                     S-IV-4

                                   SCHEDULE 5

                     PROJECT REPRESENTATIONS AND WARRANTIES



                  (i) AMENDMENTS. Neither the Joint Operating Agreement, the Development Plan or the current Annual Operating Plan (as each of those terms are defined in the Joint Operating Agreement) has been amended except as expressly permitted pursuant to the terms of this Agreement.

                  (ii) PERFECTION. The Obligors have taken or are in the process of taking all action as is necessary to cause the perfection of the security interest of the Agent and the Lenders in the Project and the Collateral.

                  (iii) PERFECTION. INFORMATION. All certificates, financial statements and other information as is required to be delivered to the Agent and/or the Lenders in connection with the satisfaction of the conditions precedent with respect to the date hereof or delivered in connection with the Platform and the transactions contemplated by the Loan Documents or the Lease Participation Agreement and the Operative Documents described therein is true and accurate in all material respects and there has been no material adverse change in such certificates, financial statements or other information since the date thereof.

                  (iv) INFORMATION PROVIDED TO CONSULTANTS. All information and materials which have been provided by the Beneficiary or the Parent Guarantor in connection with the Platform and the transactions contemplated by the Loan Documents or the Lease Participation Agreement and the Operative Documents described therein to the Appraiser, the Construction Consultant, the Engineering Consultant, the Environmental Consultant, the Reserve Engineer and the Insurance Consultant in connection with the reports to be delivered by them is true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (v) CONSTRUCTION CONTRACTS. The Beneficiary has delivered to the Agent copies of all Construction Contracts in effect as of the date hereof and all such Construction Contracts do not differ materially from the most recent drafts of such Construction Contracts delivered to the Agent.

                  (vi) APPROVED BUDGET. The Approved Budget remains in full force and effect, there has been no material change in the Approved Budget since the date of approval by the Lenders, and the Beneficiary is not aware of any fact or circumstance which could have a Material Adverse Effect on the ability of the Obligors to cause the construction of the Platform within the parameters set forth in the Approved Budget.

                                         S-V-1

                  (vii) SUPPORT AGREEMENTS. The ownership and use of the Project by the Trust, the Trustee or the Certificate Holders does not require the execution by, or assignment to, any such party of any easement, utility, maintenance or other support agreements.

                  (viii) CONSTRUCTION OF PROPERTY, DESCRIPTION OF AND TITLE TO PROPERTY. On each Borrowing Date, all material approvals of any Governmental Authority necessary for the construction operation of the Platform have been received and are in full force and effect with respect to work performed or to be performed in connection with the Advance to be made on such Borrowing Date. On each Borrowing Date, after giving effect to the transactions contemplated hereby, the Trust will have good and marketable title to and ownership of Project related to the Advance made in connection with such Borrowing Date, free and clear of all Liens, except Permitted Project Liens.

                  (ix) COMPLIANCE WITH ENVIRONMENTAL PROTECTION REQUIREMENTS. On each Borrowing Date and until the Obligations have been paid in full, the Platform is in compliance in all material respects with all Environmental Laws which are applicable to the Platform including, without limitation, Environmental Laws pertaining to design and performance standards and quality criteria for air, water and reclamation, and the use, storage, disposal and transportation of Hazardous Substances. Lessee shall cause asbestos to be abated as required in connection with its Construction of the Platform, as applicable.

                  (x) PLATFORM. The contemplated use of the Platform by the Borrower and the Beneficiary and the Beneficiary's agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Applicable Laws (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements.

                  (xi) PLANS AND SPECIFICATIONS. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of any Obligor, threatened with respect to the Platform which adversely affects the title to, or materially and adversely affects the use, operation or value of, the Platform or the Property. With respect to the Platform, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Platform during the construction thereof, and (y) construction of such Platform in accordance with the related Plans and Specifications and the Construction Documents have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to the time required by such Governmental Authority or private party.


                                         S-V-2

                  (xii) CONSTRUCTION MILESTONES. Each Construction Milestone required to have been completed prior to the applicable Borrowing Date is substantially complete and each Construction Milestone required to have been completed in connection with previous Advances on previous Borrowing Dates remains substantially complete.





                                         S-V-3

                                   SCHEDULE 6

               COVENANTS OF PARENT GUARANTOR AND ITS SUBSIDIARIES


         Section 1. Liens, Etc. Without limiting the provisions of the Loan Documents regarding the Property, neither the Parent Guarantor nor any of its Subsidiaries will create, assume, incur or suffer to exist, any Lien on or in respect of any of its property (whether real, personal, or mixed, tangible or intangible), including the Property (collectively, "CAL DIVE PROPERTY") whether now owned or hereafter acquired, or assign any right to receive income, except that the Parent Guarantor and its Subsidiaries may create, incur, assume or suffer to exist the following which are Permitted Project Liens:

         (a) Permitted Project Liens;

         (b) Liens for taxes, assessments, royalties or governmental charges or levies on Cal Dive Property to the extent such Liens (i) are Permitted Project Liens; (ii) are not delinquent; or (iii) are being contested in good faith and by appropriate proceedings and for which a reserve or other appropriate provision, if any, shall have been made in accordance with Agreement Accounting Principles;

         (c) Liens securing the Indebtedness evidenced by the Revolving Credit Agreement and the Canyon Debt and refinancings of each such Indebtedness; provided that, the aggregate principal amount of such Indebtedness shall not be renewed, refinanced or extended if the amount of such Indebtedness so renewed, refinanced or extended exceeds $68,000,000, in the aggregate; and provided, further, that in no event will the Canyon Debt exceed in the aggregate $17,500,000, payable in 2003, 2004 and 2005;

         (d) Liens imposed by law or contract, such as preferred maritime Liens incurred in the ordinary course of business (including liens for wages, tort, general average salvage, repair, supplies, towage, use of a drydock facility or marine railway, or other necessaries supplied to a vessel), carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business (whether or not statutory) that are not delinquent or are being contested in good faith and by appropriate proceedings and for which a reserve or other appropriate provision, if any, shall have been made in accordance with Agreement Accounting Principles;

         (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, including, any cash escrows or other similar obligations required by the MMS or the seller of an off-shore property in the ordinary course of its business;

         (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, leases, subleases, licenses, sublicenses, restrictions on the use of Cal Dive Property (other than the Property, except as otherwise expressly permitted pursuant to the Loan Documents) or minor imperfections in title thereto which, individually and in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Cal Dive Property



                                     S-VI-1
subject thereto or interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries;

         (g) Liens on Cal Dive Property of Persons which become Subsidiaries of the Parent Guarantor after the Documentation Date securing Indebtedness permitted hereby; provided that, (i) such Liens are in existence at the time the respective Persons become Subsidiaries of the Parent Guarantor and were not created in anticipation thereof; and (ii) the Indebtedness secured by such Liens
(A) is secured only by such new acquired Cal Dive Property and not by any other assets of the Subsidiary acquired, and (B) is not increased in amount;

         (h) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Parent Guarantor;

         (i) purchase money Liens or purchase money security interests upon or in any equipment (other than the Property) acquired or held by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business prior to or at the time of the Parent Guarantor's or such Subsidiary's acquisition of such equipment; provided that, the Indebtedness secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Parent Guarantor and its Subsidiaries, (iii) is not increased in amount, and (iv) the aggregate principal amount of the indebtedness secured by the Liens permitted by this paragraph (i) shall not exceed $10,000,000;

         (j) Liens securing Capitalized Lease Obligations to the extent such Indebtedness is permitted under Section 1(g) of this Schedule IV; provided that
(i) each such Lien only encumbers the property acquired in connection with the creation of such Capitalized Lease and all proceeds therefrom and (ii) the fair market value of the collateral securing any such Indebtedness may exceed the outstanding principal amount of such Indebtedness only to the extent such excess is within customary commercial bank lending and collateralization requirements;

         (k) Liens securing the MARAD Debt; provided that such Liens encumber only the Q4000 and related assets of Cal Dive1-Title XI, Inc. (a wholly-owned Subsidiary of Parent Guarantor);

         (l) Liens granted by Deepwater on its assets, to secure the financing of the construction, installation and operation of the Marco Polo Project; provided that such Liens encumber only the such assets of Deepwater and secure only such financing;

         (m) Liens granted by the Parent Guarantor, as a member of Deepwater, in favor of the administrative agent for the financing for the Marco Polo Project on the account holding distributions of up to an amount equal to the product of
(1) $45,000,000 multiplied by (2) the Cal Dive Deepwater Interest from Deepwater to the Parent Guarantor (and the investments thereof) to secure the "clawback" obligations of the Parent Guarantor pursuant to a distribution agreement from the Parent Guarantor and El Paso Energy Partners, L.P. in favor of such


                                     S-VI-2
administrative agent and the applicable lenders (the "Deepwater Clawback Obligations"); provided that such Liens encumber only the such account and secure only such obligations; and

         (n) Purchase money Liens securing Permitted Transaction Indebtedness obtained by the Parent Guarantor or the Beneficiary; provided that such Liens for a Permitted Transaction Indebtedness encumber only the assets or stock being acquired with the proceeds thereof and secure only such Permitted Transaction Indebtedness.

         Section 2. Debts, Guaranties and Other Obligations. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, create assume, suffer to exist or in any manner become or be liable, in respect of any Indebtedness except the following (including the matters described on Schedule
2):

         (a) Indebtedness of the Borrower evidenced by the Loan Documents;

         (b) intercompany Indebtedness incurred in the ordinary course of business owed (i) by any wholly-owned Subsidiary of the Parent Guarantor or Affiliate of the Parent Guarantor to the Parent Guarantor, and (ii) by the Parent Guarantor to any of its respective wholly-owned Subsidiaries; provided that, all intercompany Indebtedness between the Parent Guarantor and the Beneficiary shall be subordinated in payment and performance to the obligations evidenced by the Loan Documents on terms satisfactory to the Agent;

         (c) Indebtedness secured by the Liens permitted under Section 1(c),
(g), (i), (j), (k), (l), (m) and (n) of this Schedule 6;

         (d) reimbursement obligations of the Parent Guarantor and its Subsidiaries in respect of any surety bonds or letters of credit otherwise permitted under the Revolving Credit Agreement issued to secure payment of any insurance premiums, regulatory obligations, or trust fund obligations for the Parent Guarantor or any of its Subsidiaries;

         (e) unfounded vested liabilities under any Plan that would not reasonably be expected to have a Material Adverse Effect;

         (f) Capitalized Lease Obligations provided that the aggregate principal amount of such Capitalized Lease Obligations shall not exceed $10,000,000;

         (g) nonspeculative Financial Contract Obligations entered into in the ordinary course of business;

         (h) other unsecured Indebtedness of the Parent Guarantor's Subsidiaries which may or may not be guaranteed by the Parent Guarantor provided that the aggregate principal amount of such Indebtedness shall not exceed $5,000,000;

provided, that the Parent Guarantor shall not permit the aggregate of all Indebtedness (excluding for this purpose, only the Revolving Credit Agreement, the Notes, the Canyon Debt and the Indebtedness described in clauses (l ) and
(m) of Section 1 of this Schedule 6) of the Parent Guarantor and its Subsidiaries to exceed $25,000,000 at any time.


                                     S-VI-3

         Section 3. Merger or Consolidation; Asset Sales. Neither the Parent Guarantor nor any of its Subsidiaries will (a) merge or consolidate with or into any other Person or (b) sell, lease, transfer, or otherwise dispose of any of its Cal Dive Property (other than the sale of vessels worth less than $10,000,000, off-shore properties, or inventories built for sale (such as remote operating vehicles) in the ordinary course of business or the sale of obsolete or worn-out Cal Dive Property in the ordinary course of business; provided that such property is replaced with property of comparable utility) except that so long as after giving affect thereto no Default or Unmatured Default shall exist:

         (a) Any corporation (other than the Beneficiary) may merge or consolidate with Parent Guarantor provided that the Parent Guarantor shall be the continuing or surviving corporation;

         (b) Any wholly-owned Subsidiary of Parent Guarantor (other than the Beneficiary) may merge with any other wholly-owned Subsidiary of the Parent Guarantor;

         (c) The Parent Guarantor and its Subsidiaries may sell, lease, transfer or otherwise dispose of any assets (other than the Project) outside the ordinary course of business; provided that, the Net Cash Proceeds received by the Parent Guarantor or such Subsidiary from all such sales shall either (A) be re-invested by the Parent Guarantor or such Subsidiary in replacement assets of comparable utility within six months of the date received or (B) do not exceed $10,000,000 for any single transaction or, in the aggregate, for any series of related transactions; and

         (d) The Beneficiary may sell or cause the Borrower to sell all of the Project as long as prior to or contemporaneously with such sale, the Borrower shall pay in full the outstanding principal balance of the Loan, together with all accrued interest thereon and all other amounts owed hereunder or under any of the other Loan Documents.

         (e) The Parent Guarantor and the Beneficiary may (but the Borrower shall not) acquire from time to time the stock of a company, as long as the provisions of Sections 1(n) and 2(c) are satisfied with respect thereto.

         (f) The Parent Guarantor may sell all or any portion of its interest in Deepwater. Upon each such sale (if any), it shall promptly notify the Agent in writing of such sale, which notice shall specify the interest sold and its remaining interest in Deepwater.

         (g) The Beneficiary may sell or cause the Borrower to sell up to (but not more than) 50% of the Project upon the following conditions:

                  (1) Partial Purchase Option. Notwithstanding any other provision to the contrary contained in the Loan Documents and subject to the fulfillment of each of the conditions set forth in this Section 3(g) below, the Beneficiary shall have the one (1) time option (the "Partial Purchase Option") to cause to be purchased by a third party purchaser which is not an Affiliate of the Beneficiary (the "Partial Option Purchaser") up to (but not more than) 50% of the Project for an amount equal to the portion (expressed as a percentage of the Project) (the "Partial Option Percentage") of the Project that the Beneficiary has elected to sell (the "Partial Option Property") multiplied by the


                                     S-VI-4
         outstanding principal balance of the Obligations as of Partial Option Closing Date (the "Partial Option Purchase Price").

                  (2) Conditions. The Beneficiary's effective exercise and consummation of the Partial Purchase Option shall be subject to the due and timely fulfillment of each of the following conditions:

         (i) The Beneficiary shall provide the Agent with a written notice of its election to exercise the Partial Purchase Option which notice shall specify (x) the date (the "Partial Option Closing Date") upon which the Partial Purchase Option is expected to be consummated (the "Partial Option Closing"); (y) the identity of the Partial Option Purchaser; and (z) the Partial Option Property; provided, that (i) the Partial Purchase Option must be consummated prior to the date that is 365 days prior to the Lease Termination Date; and (ii) the Partial Option Closing Date shall not be less than thirty (30) days nor more than ninety (90) days after the date that Agent receives Beneficiary's written notice of its election to exercise the Partial Purchase Option;

         (ii) No Default or Unmatured Default shall exist on the date of the exercise of the Partial Purchase Option, and no Default or Unmatured Default shall exist at any time between the date of such exercise and the Partial Option Closing;

         (iii) The Beneficiary shall have provided to the Agent a true, correct and complete copy of the agreement of purchase and sale (the "Partial Option Purchase Agreement"), pursuant to which Beneficiary has agreed to cause to be sold to the Partial Option Purchaser and such Partial Option Purchaser has agreed to purchase, the Partial Option Property;

         (iv) The Beneficiary shall have provided the Agent with evidence that Kerr-McGee and Nexen Petroleum Offshore U.S.A., Inc. have each consented to (i) the Partial Option Purchase Agreement and the transaction contemplated by the Partial Option Purchase Agreement and (ii) the admission of the Partial Option Purchaser as a party to the Joint Operating Agreement;

         (v) The Beneficiary shall have paid or caused to be paid to the Agent (for distribution pursuant to Section 5(d)(xi)), out of Beneficiary's or the Partial Option Purchaser's funds (and not from Advances), the sum of (x) the Partial Option Purchase Price, and (y) all costs and expenses incurred by the Agent, the Borrower, the Trustee and the Lenders in connection with the Partial Option Closing and the preparation, execution and delivery of the documents evidencing Partial Purchase Option transaction (including the matters described in Section 3(g)(2)(vi) and Section 3(g)(3), including, all reasonable attorneys' fees and expenses incurred in connection with such transaction; and

         (vi) The Beneficiary shall have provided the Agent with such other documents, instruments, information, agreements, consents, opinions of counsel and assurances, including, without limitation, any amendments to the Joint Operating



                                     S-VI-5

                  Agreement or any of the Construction Documents, as may from time to time be reasonably requested by the Agent in connection with the Partial Purchase Option.

         (3) Transfer. Subject to the satisfaction of each of the conditions set forth in Section 24(a), at the Closing, the Borrower shall transfer to the Partial Option Purchaser by a quitclaim bill of sale, all of the Borrower's right, title and interest in and to the Partial Option Property on an "as is" "where is" and "with all faults" basis, without representation or warranty. The Agent, as appropriate, shall also execute and deliver any appropriate and required partial releases of the Liens of (w) the Assignment of Leases and Rents, (x) the Lender Mortgage, (y) related UCC Financing Statements and (z) such other Loan Documents as Beneficiary shall reasonably require. Each of the foregoing documents and instruments shall be acceptable, in form and substance, to the Agent.

         (4) Failure to Close. Beneficiary acknowledges and agrees that if for any reason the Partial Purchase Option Closing is not consummated on the Partial Option Closing Date then, the portion of the Loans equal to the Partial Option Purchase Price will accrue interest at the Alternate Base Rate plus the applicable spread until such time as Beneficiary elects or is otherwise able to convert such rate of interest to the Eurodollar Rate plus the applicable spread pursuant to the Loan Documents.

         (5) Sale of Working Interest. Beneficiary covenants and agrees that it shall not directly or indirectly sell, convey, assign, transfer, encumber, or alienate all or any portion of its Working Interest (as defined in the Joint Operating Agreement); provided, that: (a) Beneficiary may sell a portion of its Working Interest to the Partial Option Purchaser in conjunction with the consummation of the Partial Purchase Option under Section 24 of this Participation Agreement (it being understood and agreed that Beneficiary shall only be entitled to sell to the Partial Option Purchaser a percentage of its Working Interest that is equal to and in the same proportion as the Partial Option Percentage); and (b) Beneficiary may sell its Working Interest contemporaneously with its purchase of the Property pursuant to Section 6(e) of the Lease.

         Section 4. Investments. Neither the Parent Guarantor nor any of its Subsidiaries will make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, or pay management fees to any other Person, except for:

         (a) loans, advances capital contributions or investments in any Subsidiary of Parent Guarantor in existence on the Documentation Date;

         (b) Liquid Investments;

         (c) intercompany loans between the Parent Guarantor and any of its Subsidiaries satisfying the requirements of Section 2(b) of this Schedule 6; and

         (d) the acquisition by the Parent Guarantor or any of its Subsidiaries, in a single transaction or any series of related transactions, of any Person or the business or all or substantially all of the assets of any such Person, or any division of any such Person, whether through investment, purchase of assets, merger or otherwise, including, but not limited to, in any transaction pursuant to which any such Person that was not theretofore a Subsidiary of the Parent


                                     S-VI-6

Guarantor, becomes a Subsidiary of the Parent Guarantor and is consolidated with the Parent Guarantor for financial reporting purposes; provided however, in the case of any transaction subject to this clause (d), that, after giving effect to such transaction on a pro forma basis, no Default or Unmatured Default exists or would be caused thereby.

         Section 5. Transactions With Affiliates. The Parent Guarantor has, in the past, and expects, in the future, to engage in certain types of transactions with its Affiliates involving offshore drilling and other related transactions. In those and other transactions, neither the Parent Guarantor nor any of its Subsidiaries shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Cal Dive Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the Parent Guarantor or a wholly-owned Subsidiary of the Parent Guarantor unless such transaction or series of transactions is on terms no less favorable to the Parent Guarantor or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate.

         Section 6. Restricted Payments. Neither the Parent Guarantor nor any of its Subsidiaries shall make any Restricted Payments except that the Subsidiaries of the Parent Guarantor may make Restricted Payments to the Parent Guarantor or any other Subsidiary of Parent Guarantor.

         Section 7. Maintenance of Ownership of Subsidiaries. Except as permitted by Section 3, the Parent Guarantor will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of capital stock of any of the Parent Guarantor's Subsidiaries or permit any Subsidiary of the Parent Guarantor to issue, sell or otherwise dispose of (other than to Parent Guarantor) any shares of its capital stock or the capital stock of any of the Parent Guarantor's Subsidiaries.

         Section 8. Agreements Restricting Liens and Distributions. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any agreement which (a) except with respect to specific Cal Dive Property encumbered to secure payment of Indebtedness related to such Cal Dive Property which encumbrance and Indebtedness are permitted under Section 1 and Section 2, respectively, of this Schedule IV, imposes restrictions greater than those under the Loan Documents upon the creation or assumption of any Lien upon such Cal Dive Property, revenues or assets, whether now owned or hereafter acquired or
(b) limits Restricted Payments to or any advance by any of the Parent Guarantor's Subsidiaries to the Parent Guarantor.

         Section 9. Cash Flow Leverage Test. The Parent Guarantor will not permit its Cash Flow Leverage Ratio to be greater than (i) 3.00 to 1.00 from the date hereof through September 30, 2003 and (ii) 2.75 to 1.00 thereafter; provided that upon delivery by the Parent Guarantor to the Agent of a written amendment to the Revolving Credit Agreement which has been fully executed, together with a certification from the Parent Guarantor that such amendment is in full force and effect, if such amendment modifies the cash flow leverage ratio test in the Revolving Credit Agreement, the Agent will cause the foregoing test to be revised to provide that the Parent Guarantor will not permit its Cash Flow Leverage Ratio to be greater than the lesser of (I) 3.25 to



                                     S-VI-7

1.00 and (II) the corresponding ratio provided in such amendment to the Revolving Credit Agreement.

         Section 10. Balance Sheet Leverage Test. The Parent Guarantor will not permit its Balance Sheet Leverage Ratio to be greater than (i) 50% from the Documentation Date through September 30, 2003 and (ii) 45% thereafter.

         Section 11. Minimum Interest Coverage Test. The Parent Guarantor will not permit its Interest Coverage Ratio to be less than 2.50 to 1.00.


         Section 12. Fixed Charge Coverage Test. The Parent Guarantor will not permit its Fixed Charge Coverage Ratio to be less than 1.75 to 1.00.

         Section 13. Deepwater Gateway, L.L.C. Parent Guarantor will not invest, directly or through any one or more Subsidiaries or Affiliates, more than $41,000,000 in the aggregate in Deepwater, and such investment in Deepwater shall not exceed the product of (1) $82,000,000 multiplied by (2) the Cal Dive Deepwater Interest at any time and from time to time.



                                     S-VI-8

                                   SCHEDULE 7


                                NOTICE ADDRESSES

1.       WILMINGTON TRUST COMPANY

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration Department

2.       CAL DIVE INTERNATIONAL, INC. OR ENERGY RESOURCE TECHNOLOGY, INC.

                  400 N. Sam Houston Parkway E., Suite 400
                  Houston, Texas 77060
                  Attn: General Counsel

3.       ENERGY RESOURCE TECHNOLOGY, INC.

                  400 N. Sam Houston Parkway E., Suite 400
                  Houston, Texas 77060
                  Attn: General Counsel

4.       BANK ONE, NA, AS AGENT ON BEHALF OF THE LENDERS

                  Bank One, NA
                  One Bank One Plaza
                  Suite 0088
                  Chicago, IL  60670

5.       BANC ONE LEASING SERVICES CORPORATION

                  Banc One Leasing Services Corporation
                  One Bank One Plaza
                  Suite 0088
                  Chicago, IL  60670

6.       CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1

                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration Department

                                   SCHEDULE 8

                          LIST OF TRANSACTION DOCUMENTS



1)       The Agreement.

2)       The Note.

3)       The Parent Guaranty.

4)       The Beneficiary Guaranty.

5)       The Construction Documents Assignment.

6) That certain Amended and Restated Mortgage and Collateral Assignment of Rent by Cal Dive/Gunnison Business Trust No. 2001-1 (the "Mortgage") dated as of the date hereof and executed by Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, and Bank One, NA, as agent on behalf of the Lenders, as further amended, modified, supplemented, restated or replaced from time to time.

7) That certain Amended and Restated Deed of Trust, Fixture Filing, Security Agreement and Financing Statement (the "Deed of Trust") dated as of the date hereof and executed by Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, as Grantor, and Bank One, NA, a national banking association, as Agent on behalf of the Lenders, as Beneficiary, as further amended, modified, supplemented, restated or replaced from time to time. The Amended Mortgage and the Deed of Trust are referred to collectively as (the "Lender Mortgages").

8) That certain Amended and Restated Trust Agreement (the "Trust Agreement") dated as of the date hereof and executed by Energy Resource Technology, Inc. as Sole Beneficiary and Wilmington Trust Company as Trustee, as further amended, modified, supplemented, restated or replaced from time to time.

9) That certain Amended and Restated Assignment of Leases and Rents (the "Assignment of Leases and Rents") dated as of the date hereof and executed by Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, as Borrower, as further amended, modified, supplemented, restated or replaced from time to time.

10) That certain Amended and Restated Construction Agency Agreement Assignment (the "Construction Agency Agreement Assignment") dated as of the date hereof and executed by Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust, as Borrower, as further amended, modified, supplemented, restated or replaced from time to time.

11) That certain UCC Financing Statement naming Cal Dive/Gunnison Business Trust No. 2001-1, as Debtor, and Bank One, NA, as Agent, as Secured Party filed with the


                                    S-VIII-1

         Delaware Secretary of State as File No. 1145071 2 on November 13, 2001 and filed with the MMS in New Orleans, LA on December 13, 2001, as amended and restated by Cal Dive/Gunnison Business Trust No. 2001-1, the Debtor authorizing the amendment, and filed with the Delaware Secretary of State and the MMS in New Orleans, Louisiana (the "UCC Financing Statements").

12) That certain Amended and Restated Extract of Foreign Trust (the "Extract of Foreign Trust") dated as of the date hereof and executed by Wilmington Trust Company, a Delaware banking corporation (not in its individual capacity but solely as trustee under the Trust Agreement).



                                    S-VIII-2

                                   SCHEDULE 9

                DESCRIPTION OF PLATFORM PLANS AND SPECIFICATIONS

The Gunnison spar production platform is a 98-foot diameter cylinder, approximately 549 feet in length, with a draft of about 499 feet and freeboard of 50 feet. It is a floating structure, which supports topsides with a capacity of 40,000 BOPD and 200 MMCFD. It is securely moored in place with a 9-leg mooring system consisting of wire and chain elements and anchor piles permanently installed in the sea floor. GUNNISON SPAR PRINCIPAL CHARACTERISTICS are shown in Table 1.

The estimated time to design, construct, install and hook up the spar production facility is 24-27 months. Engineering design, which occupies the first 2 months of this period, was initiated during September 2001. Thus it is anticipated that the spar can be installed in August/September of 2003 with first production by January 2004.


The upper portion of the spar hull consists of watertight compartments designed to withstand hydrostatic pressure which provide the buoyancy to support the structure. Double hull construction is used for 50 feet above and 20 feet below the waterline. The middle section of the hull is a truss structure constructed of tubular steel members. The bottom portion or keel of the hull contains the soft ballast tank. This tank provides the necessary buoyancy for the horizontal towout. Once installed the soft tank is filled with a slurry of magnetite (fixed ballast) to provide the necessary weight distribution for optimum stability of the spar.

The square centerwell is 42 feet by 42 feet and runs through the length of the hull. Production risers are installed on 11-foot centers in the centerwell and are supported by individual cylindrical buoyancy modules called air cans, located within the production riser guide frames. These air cans include stem sections that protect the riser for the full length of the hull. The production risers consist of 9-5/8" diameter pipe from the seafloor to the buoyancy cans. They are secured to the wellhead with tieback connectors.

In addition to providing for the production risers, the centerwell provides the space for the subsea risers and the export pipeline risers. The risers are brought through the keel of the hull and up through the truss and tanks via guides that are installed in the structure. Either flexible pipe or Steel Catenary Risers (SCR'S) will be installed. Current design configuration provides for risers as follows:

         16" or 18" oil export line
         16" or 18" gas export line
         8 - 6" or 8" risers with 4 umbilicals
         2 - 12" import risers or an 8" subsea pair with umbilical.

Current plans call for the initial installation of the two export lines, four 6" risers and two umbilicals. The two 12" risers provide the capability for accepting future large volume production imports from others while the remaining four 6" or 8" risers will be used for tieback of nearby future subsea wells.


                                     S-IX-1

The hull supports a three-level deck. The top deck measures 112 feet by 159 feet and is designed to support a 1,500 HP workover rig. This rig will be used for completion and well workover activity. Any equipment installed on the top deck will have to be removed during rig activity. The mid-level Production Deck measure 127 feet by 162 feet while the lower level Cellar Deck measures 127 feet by 176 feet. These two lower decks contain all the equipment necessary to process well fluids to pipeline quality. The major production equipment have been designed and will be fabricated to sit atop the spar hull on the cellar and production decks. The equipment will consist of modular and skid mounted equipment as necessary to process the produced fluids. A Preliminary Gunnison Equipment List is attached as Table 2.


The facility will include a 20-man permanent living quarters to house operations personnel and provide office space for workers and visiting personnel. The anticipated manning level at this time is approximately 13 individuals. The operational base is anticipated to be located in Galveston, Texas. During workover or construction activities, four 12-man temporary sleeper buildings may be added to the top deck to sustain 68 total people on board. Two 80-man survival craft are a permanent part of the production facility as mandated by the United States Coast Guard rules. An 8-man rescue boat and life rafts to accommodate 80 people are also included on the facility. The helideck is 52-feet square and rated for a large Bell ST214 helicopter with a take-off weight of 26,250 pounds including a 50% impact loading.


Wellheads are at about the production deck level and are connected to the production manifolds with flexible jumper lines.

The spar hull will be classed as a Floating Offshore Installation (FOI) by the American Bureau of Shipping (ABS). This classification process assures that the structural and mechanical systems are fit for their intended service. This is accomplished by ABS review of the design and inspection during the fabrication process. ABS and industry standards are used as the basis for the design and inspection. ABS will also function as the Certified Verification Agency (CVA) for the permits required by the Minerals Management Service (MMS) and US Coast Guard. The topsides will not be classed.

Environmental criteria have been established for use in the design of the hull, mooring and riser systems. These criteria were developed from available industry and Joint Industry Project databases with the assistance of a consultant.

The Platform includes the entire floating facility including the spar hull, topsides, quarters, machinery, equipment, production systems, flare, pedestal cranes, hoists, generators, pumps, compressors, control systems, appliances, furniture, spare and replacement parts and the complete mooring system including the suction piles installed in the sea floor. The Platform also includes the dry tree risers and associated jumpers beginning at the UWD-15 wellhead at the sea floor, but not including the subsea wellhead.




                                     S-IX-2

The Platform does not include the subsea oil and gas wells, the subsea wellheads, the subsea tiebacks, the workover rig, any import or export pipeline on the sea floor, the import risers below the keel joint receptacle, the steel catenary export risers below the keel joint hang-off basket, the subsea umbilicals below the topside umbilical termination assembly, and the flowlines below the flexible flowline hang-off assembly.



                                     S-IX-3

                                     Table 1

                    Gunnison Spar Topsides, Hull and Moorings
                            Principal Characteristics

 --------------------------------------------- ------------------- ----------------
 LOCATION
 ---------------------------------------------
 Block
                                               GB 668
 Water Depth
                                               3,122               FT
 --------------------------------------------- ------------------- ----------------
 TOP-TENSIONED RISERS

 RISERS                                        6
 Slots provided
                                               9
 --------------------------------------------- ------------------- ----------------
 STEEL CATENARY RISERS
 Redacted-Not Part of the "Platform"
 --------------------------------------------- ------------------- ----------------

 TOPSIDES

 Oil Rate                                      40                  Mbopd
 Gas Rate                                      200                 Mmscfd
 Operating Weight                              10,770              s. tons
 Workover Deck                                 112 X 159           ft x ft
 Main Deck                                     127 X 162.5         ft x ft
 Cellar Deck                                   127 X 176.3         ft x ft
 --------------------------------------------- ------------------- ----------------

 Spar Hull
 Diameter                                      98                  Ft
 Centerwell size                               42 x 42             ft x ft
 Length overall                                549                 ft
 Freeboard                                     50                  ft
 Draft                                         499                 ft
 Hard tank depth                               182                 ft
 Truss length                                  300                 ft
 Keel tank length                              17                  ft
 Hull Weight                                   13,721              s. tons
 Fixed Ballast Weight                          8,250               s. tons
 SCR Weight (initial + future)                 1,112               s. tons
 --------------------------------------------- ------------------- ----------------

 Mooring System
 Number of lines (3 x 3 grouping)              9
 Chain size (studless)                         5.59                in
 Spiral strand size (sheathed)                 4.92                in
 Total line length (below fairlead)            3,925 to 4,844      ft
 --------------------------------------------- ------------------- ----------------


                                     S-IX-4

                                   SCHEDULE 10


                       AUTHORIZED OFFICERS OF EACH OBLIGOR


Authorized Officers of the Borrower

Please See Attached.

Authorized Officers of the Beneficiary

Owen Kratz
Johnny Edwards
A. Wade Pursell
James Lewis Connor, III

Authorized Officers of the Parent Guarantor

Owen Kratz
Martin R. Ferron
S. James Nelson, Snr.
A. Wade Pursell
James Lewis Connor, III

                                   SCHEDULE 11

                             CONSTRUCTION MILESTONES

                              Please See Attached.

                                CREDIT AGREEMENT

                            DATED AS OF JULY 26, 2002

                                      AMONG

                  CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1,
                           A DELAWARE BUSINESS TRUST,

                        ENERGY RESOURCE TECHNOLOGY, INC.,
                             A DELAWARE CORPORATION,

                          CAL DIVE INTERNATIONAL, INC.,
                            A MINNESOTA CORPORATION,

                                  THE LENDERS,

                                  BANK ONE, NA
                                    AS AGENT

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            THE CREDITS...............................................................................15
         2.1.     Commitment....................................................................................16
         2.2.     Required Payments; Termination................................................................16
         2.3.     Ratable Loans.................................................................................16
         2.4.     Types of Advances.............................................................................16
         2.5.     Commitment Fee; Reductions in Aggregate Commitment............................................16
         2.6.     Facility Fee; Reductions in Aggregate Commitment..............................................17
         2.7.     Minimum Amount of Each Advance................................................................17
         2.8.     Optional Principal Payments...................................................................17
         2.9.     Method of Selecting Types and Interest Periods for New Advances...............................17
         2.10.    Conversion and Continuation of Outstanding Advances...........................................18
         2.11.    Changes in Interest Rate, etc.................................................................19
         2.12.    Rates Applicable After Default................................................................19
         2.13.    Method of Payment.............................................................................19
         2.14.    Noteless Agreement; Evidence of Indebtedness..................................................20
         2.15.    Telephonic Notices............................................................................20
         2.16.    Interest Payment Dates; Interest and Fee Basis................................................21
         2.17.    Interest Payment Dates; Interest and Fee Basis................................................21
         2.18.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...............21
         2.19.    Lending Installations.........................................................................22
         2.20.    Non-Receipt of Funds by the Agent.............................................................22

ARTICLE III           YIELD PROTECTION; TAXES...................................................................25
         3.1.     Yield Protection..............................................................................25
         3.2.     Changes in Capital Adequacy Regulations.......................................................26
         3.3.     Availability of Types of Advances.............................................................26
         3.4.     Funding Indemnification.......................................................................26
         3.5.     Taxes.........................................................................................27
         3.6.     Lender Statements; Survival of Indemnity......................................................29
         3.7.     General Indemnity.............................................................................29

ARTICLE IV            CONDITIONS PRECEDENT......................................................................29
         4.1.     Initial Advance...............................................................................29
         4.2.     Each Advance..................................................................................31

ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................31
         5.1.     Existence and Standing........................................................................32
         5.2.     Authorization and Validity....................................................................32
         5.3.     No Conflict; Government Consent...............................................................32
         5.4.     Financial Statements..........................................................................32

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                               PAGE

         5.5.     Material Adverse Change.......................................................................33
         5.6.     Taxes.........................................................................................33
         5.7.     Litigation and Contingent Obligations.........................................................33
         5.8.     Subsidiaries..................................................................................33
         5.9.     ERISA.........................................................................................33
         5.10.    Accuracy of Information.......................................................................34
         5.11.    Regulation U..................................................................................34
         5.12.    Material Agreements...........................................................................34
         5.13.    Compliance With Laws..........................................................................34
         5.14.    Ownership of Properties.......................................................................34
         5.15.    Plan Assets; Prohibited Transactions..........................................................34
         5.16.    Environmental Matters.........................................................................34
         5.17.    Investment Company Act........................................................................35
         5.18.    Public Utility Holding Company Act............................................................35

ARTICLE VI            COVENANTS.................................................................................36
         6.1.     Financial Reporting...........................................................................36
         6.2.     Use of Proceeds...............................................................................38
         6.3.     Notice of Default.............................................................................38
         6.4.     Conduct of Business...........................................................................38
         6.5.     Taxes.........................................................................................38
         6.6.     Insurance.....................................................................................38
         6.7.     Compliance with Laws..........................................................................39
         6.8.     Maintenance of Properties.....................................................................39
         6.9.     Inspection....................................................................................39
         6.10.    Dividends.....................................................................................39
         6.11.    Indebtedness..................................................................................40
         6.12.    Merger or Consolidation;  Asset Sales ........................................................40
         6.13.    Investments and Acquisitions..................................................................41
         6.14.    Liens.........................................................................................41
         6.15.    Affiliates....................................................................................42
         6.16.    Amendments to Agreements......................................................................42
         6.17.    Financial and Other Covenants.................................................................42
         6.18.    Other Agreements..............................................................................42
         6.19.    Completion of the Platform....................................................................42
                  6.19.1 Completion Certificate; Deadline for Completion........................................42
                  6.19.2 Reappraisal Upon Completion............................................................42
         6.20.    Closing Date Deliveries.......................................................................42
         6.21.    Abandonment Costs.............................................................................42
         6.22.    Notice of Transactions........................................................................42
         6.23     Sale of Working Interest......................................................................42

ARTICLE VII           DEFAULTS..................................................................................44

                                      -ii-

                               TABLE OF CONTENTS
                                  (continued)

ARTICLE VIII          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................................47
         8.1.     Acceleration..................................................................................47
         8.2.     Amendments....................................................................................47
         8.3.     Preservation of Rights........................................................................48

ARTICLE IX            GENERAL PROVISIONS........................................................................49
         9.1.     Survival of Representations...................................................................49
         9.2.     Governmental Regulation.......................................................................49
         9.3.     Headings......................................................................................49
         9.4.     Entire Agreement..............................................................................49
         9.5.     Several Obligations; Benefits of this Agreement...............................................49
         9.6.     Expenses; Indemnification.....................................................................49
         9.7.     Numbers of Documents..........................................................................50
         9.8.     Accounting....................................................................................50
         9.9.     Severability of Provisions....................................................................51
         9.10.    Nonliability of Lenders.......................................................................51
         9.11.    Confidentiality...............................................................................51
         9.12.    Nonreliance...................................................................................51
         9.13.    Disclosure....................................................................................51

ARTICLE X             THE AGENT.................................................................................52
         10.1.    Appointment; Nature of Relationship...........................................................52
         10.2.    Powers........................................................................................52
         10.3.    General Immunity..............................................................................52
         10.4.    No Responsibility for Loans, Recitals, etc....................................................52
         10.5.    Action on Instructions of Lenders.............................................................53
         10.6.    Employment of Agents and Counsel..............................................................53
         10.7.    Reliance on Documents; Counsel................................................................53
         10.8.    Agent's Reimbursement and Indemnification.....................................................53
         10.9.    Notice of Default.............................................................................54
         10.10.   Rights as a Lender............................................................................54
         10.11.   Lender Credit Decision........................................................................54
         10.12.   Successor Agent...............................................................................54
         10.13.   Delegation to Affiliates......................................................................55
         10.14.   Execution of Collateral Documents.............................................................55
         10.15.   Collateral Releases...........................................................................55

ARTICLE XI            SETOFF; RATABLE PAYMENTS..................................................................56
         11.1.    Setoff........................................................................................56
         11.2.    Ratable Payments..............................................................................56

ARTICLE XII           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................56
         12.1.    Successors and Assigns........................................................................56
         12.2.    Participations................................................................................58

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
                  12.2.1.  Permitted Participants; Effect.......................................................58

                  12.2.2.  Voting Rights........................................................................58

                  12.2.3.  Benefit of Certain Provisions........................................................58

         12.3.    Assignments...................................................................................59
                  12.3.1.  Permitted Assignments................................................................59

                  12.3.2.  Consents.............................................................................59

                  12.3.3.  Effect; Effective Date...............................................................59

                  12.3.4.  Register.............................................................................60

         12.4.    Dissemination of Information..................................................................60
         12.5.    Tax Treatment.................................................................................60

ARTICLE XIII          NOTICES...................................................................................61
         13.1.    Notices.......................................................................................61
         13.2.    Change of Address.............................................................................61

ARTICLE XIV           COUNTERPARTS..............................................................................61

ARTICLE XV            CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............................61


PRICING SCHEDULE

EXHIBIT A-1             FORM OF OPINION OF IN-HOUSE COUNSEL

EXHIBIT A-2             FORM OF OPINION OF SPECIAL TEXAS COUNSEL

EXHIBIT A-3             FORM OF OPINION OF SPECIAL LOUISIANA COUNSEL

EXHIBIT A-4             FORM OF OPINION OF COUNSEL TO TRUSTEE

EXHIBIT B               COMPLIANCE CERTIFICATE

EXHIBIT C               FORM OF ASSIGNMENT

EXHIBIT D               LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT E               FORM OF PROMISSORY NOTE

EXHIBIT F               FORM OF COMPLETION CERTIFICATE
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
EXHIBIT G               FORM OF CONSTRUCTION CERTIFICATE

EXHIBIT H               FORM OF BORROWING NOTICE

SCHEDULE 1              SUBSIDIARIES AND OTHER INVESTMENTS (See Sections 5.8 and 6.14)

SCHEDULE 2              INDEBTEDNESS AND LIENS (See Sections 5.14, 6.11 and 6.14)

SCHEDULE 3              FUNDING CONDITIONS [incorporate Section 9(c) of the Cal Dive/Gunnison Participation
                        Agreement]

SCHEDULE 4              INSURANCE REQUIREMENTS FOR PROJECT [incorporate insurance requirements of Gunnison Lease
                        Section 12]

SCHEDULE 5              PROJECT REPRESENTATIONS AND WARRANTIES [incorporate the following representations from the
                        Cal Dive/Gunnison Participation Agreement:
                                 Section 8(a)(xxv), (xxvii), (xxviii) and (xxix)
                                 Section 8(b)(vi) and (vii)
                                 Section 8(c)(ii), (vii), (viii), (ix), (xi), (xii) and (xiv)]


SCHEDULE 6              COVENANTS OF THE PARENT GUARANTOR AND ITS SUBSIDIARIES

SCHEDULE 7              ADDRESSES FOR NOTICE

SCHEDULE 8              CLOSING DOCUMENTS

SCHEDULE 9              DESCRIPTION OF PLATFORM PLANS AND SPECIFICATIONS

SCHEDULE 10             AUTHORIZED OFFICERS OF EACH OBLIGOR

SCHEDULE 11             CONSTRUCTION MILESTONES


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